Exhibit 10.53.1

AMENDED AND RESTATED

MORTGAGE WAREHOUSE AGREEMENT

by and between

REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION,

and

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

DATED:

November 1, 2012

AGREEMENT NO.:

3369

Mortgage Warehouse Agreement

AMENDED AND RESTATED

MORTGAGE WAREHOUSE AGREEMENT

THIS AMENDED AND RESTATED MORTGAGE WAREHOUSE AGREEMENT (this “Agreement”) is made and entered into as of November 1, 2012 (the “Effective Date”) between REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION (the foregoing are each individually and collectively referred to herein as “Seller”) and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION.

RECITALS

A. Seller is active in the business of originating residential mortgage loans secured by one-to-four family residences and is seeking additional funding through sales of participation interests in such loans to facilitate its ability to further originate such loans in its own name.

B. Bank is, among other things, in the business of purchasing participation interests in residential mortgage loans.

C. Seller shall have no obligation to offer for sale, and Bank shall have no obligation to purchase, participation interests in such loans. However, Seller and Bank desire to set forth the terms under which such offers and purchases, if any, can be made.

D. Seller and Bank had previously entered into that certain Mortgage Warehouse Agreement, dated as of May 21, 2012 (the “Previous Warehouse Agreement”), governing the purchase by Bank from Seller of ownership interests in loans as more particularly described therein (any and all such ownership interests currently held by Bank as of the Effective Date are collectively referred to herein as “Exiting Participation Interests” and such related mortgage loans are referred to as “Existing Mortgage Loans”). Seller and Bank are hereby amending and restating the Previous Warehouse Agreement in its entirety with the execution of this Agreement. As of the Effective Date, Seller and Bank hereby agree that: (i) any and all Existing Participation Interests in Existing Mortgage Loans shall be subject to and governed by the provisions of this Agreement, that each Existing Participation Interest shall constitute a “Participation Interest” under this Agreement, and that each Existing Mortgage Loan shall constitute a “Mortgage Loan” under this Agreement; and (ii) the Previous Warehouse Agreement shall be of no further force or effect.

AGREEMENT

NOW, THEREFORE, for and in consideration of the covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Specific Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Maximum Participation Balance” shall mean an amount equal to Seventy-Five Million and No/100 Dollars ($75,000,000.00).

Mortgage Warehouse Agreement

“Minimum Pledged Balance” shall mean good funds in an amount not less than one and one half percent (1.50%) of the Maximum Participation Balance.

“Participation Interest Rate” shall mean the per annum rate of interest payable to Bank for its Participation Interest in a Mortgage Loan purchased pursuant to this Agreement, and shall be calculated as a fixed rate equal to the greater of: (a) the Mortgage Note rate minus fifty basis points (0.50%) for such Mortgage Loan or (b) the Rate Floor; provided, that the Participation Interest Rate shall not at any time be greater than the maximum rate permitted under applicable Law. Subject to applicable Law, Bank may, in its sole and absolute discretion, adjust the Participation Interest Rate to be charged for individual Mortgage Loans upon thirty (30) days advance written notice to Seller, in which case, commencing upon the thirty-first (31st) day from the date of such notice, the Participation Interest Rate for individual Mortgage Loans in which Bank purchases a Participation Interest on or after such date shall be the lesser of (a) the rate of interest set forth in such written notice or (b) the maximum rate permitted under applicable Law.

“Participation Percentage” shall mean, with respect to a Participation Interest in a Mortgage Loan purchased hereunder by Bank from Seller, a percentage equal to ninety-nine percent (99%) (the “Standard Participation Percentage”); provided, however, if Bank elects, in its sole discretion, to make an Advance for the purchase of a Participation Interest in a Mortgage Loan which is greater or less than an amount equal to the Standard Participation Percentage multiplied by the outstanding principal amount of such Mortgage Loan at the time of its closing with the Escrow Agent, the Participation Percentage in such Mortgage Loan shall be determined by dividing the amount of such Advance by such outstanding principal amount, said fraction to be expressed as a percentage. Seller agrees to accept each Participation Percentage reflected on Bank’s books and records absent manifest error conclusively established by Seller.

“Rate Floor” shall mean a percentage equal to four hundred basis points (4.00%). Subject to applicable Law, Bank may, in its sole and absolute discretion, adjust the Rate Floor for individual Mortgage Loans upon thirty (30) days advance written notice to Seller, in which case, commencing upon the thirty-first (31st) day from the date of such notice, the Rate Floor set forth in such written notice shall apply to all individual Mortgage Loans in which Bank purchases a Participation Interest on or after such date.

“Target Usage Amount” shall mean an amount equal to Seventy-Five percent (75%) of the Maximum Participation Balance.

“Transaction Fee” shall mean a transaction fee in an amount equal to Fifty and No/100 Dollars ($50.00) per Mortgage Loan in which Bank purchases a Participation Interest. Subject to applicable Law, Bank may, at its sole and absolute discretion, adjust the amount of the Transaction Fee upon thirty (30) days advance written notice to Seller, in which case, commencing upon the thirty-first (31st) day from the date of such notice, the Transaction Fee for Participation Interests in Mortgage Loans purchased by Bank on or after such date shall be equal to the Transaction Fee set forth in such written notice.

1.2 General Defined Terms. In addition to the terms defined in Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

“Account” or “Accounts” shall mean each of the following accounts to be established and maintained pursuant to this Agreement: (a) the Participation Account, (b) the Pledged Account, (c) the Remittance Account, and (d) the Repayment Account.

Mortgage Warehouse Agreement

“Advance” shall mean each disbursement by Bank pursuant to the terms of this Agreement for the purchase of a Participation Interest. An Advance shall be deemed to be made on the earliest of the following to occur: (a) funds are wired by Bank to the Escrow Agent or other designated party regardless of whether funds are actually received by the Escrow Agent or any other designated party on the date of the initiation of such wire; or (b) funds are otherwise transferred by Bank to the Escrow Agent regardless of whether funds are actually received by the Escrow Agent on the date of such transfer. In no event will the amount of the Purchase Price or any Advance be increased pursuant to or as the result of the funding of the Pledged Account.

“Aggregate Participation Balance” means, at any given time, an amount equal to (a) the aggregate sum of each Advance of the Purchase Price for a Participation Interest in a Mortgage Loan which (i) Mortgage Loan is not yet fully, finally and indefeasibly sold to an Investor pursuant to the terms and conditions of this Agreement and the full amount of the proceeds of such sale allocable to Bank’s Percentage Interest have not yet been indefeasibly received by Bank or (ii) Participation Interest in the Mortgage Loan has not been fully, finally and indefeasibly repurchased by Seller pursuant to the terms and conditions of this Agreement and the full amount of the proceeds of such repurchase have not been indefeasibly received by Bank; plus (b) that portion of any and all accrued but unpaid interest in each such Mortgage Loan represented by Bank’s Participation Interest therein; plus (c) any other amounts expended by Bank in connection with each such Mortgage Loan, less (d) any amounts paid to Bank by Seller in accordance with Section 4.6 hereto.

“Appraisal” shall mean a valuation of Residential Real Property which secures a Mortgage Loan, meeting all Legal Requirements, and having been performed by an Approved Appraiser.

“Approved Appraiser” shall mean an appraiser who is duly licensed under and otherwise meets all applicable Legal Requirements and is acceptable to Bank in its sole and absolute discretion.

“Bank” means TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, and its successors and assigns.

“Bank Document Deliverables” means any and all agreements, instruments and documents (including all Closing Deliverables) required by Bank to be delivered to it hereunder.

“Bank Payment Deliverables” means any and all checks, commercial paper, notes, cash or other forms of payment of any and all sums (a) to be paid to Bank under this Agreement but which have been received by Seller (including any proceeds received by Seller with respect to a Mortgage Loan sold to an Investor) or (b) received by Seller during the occurrence of an Event of Default which sums relate to any Mortgage Note in which Bank purchased a Participation Interest.

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect.

“Bailee Letter” shall mean (a) a Master Bailee Agreement in the form of Exhibit A-1 or such other form required by Bank, executed and delivered by the applicable Investor to Bank, or (b) a Bailee Letter, in the form of Exhibit A-2 or such other form required by Bank, executed and delivered by the applicable Investor to Bank.

Mortgage Warehouse Agreement

“Borrower” shall mean every Person who is the obligor under a Mortgage Loan.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which commercial banks are authorized or required to be closed under the Laws of the State of Texas. Unless otherwise provided herein, the term “day” means a calendar day.

“Commitment Amount” shall mean the sum an Investor agrees to pay for a Mortgage Loan under a Firm Commitment.

“Conventional Loan” shall mean a Mortgage Loan excluding FHA Loans and VA Loans. As used herein, the term “Conventional Loan” may also include Non-Conforming Conventional Loans.

“Custodian” means the individual executing this Agreement as Custodian, in his or her individual capacity.

“Effective Purchase/Sale Termination Date” shall mean the earlier of (a) the Scheduled Purchase/Sale Termination Date or (b) the date on which Seller’s rights hereunder to request Bank to purchase Participation Interest shall terminate pursuant to Section 5.1(a), Section 5.1(b) or Section 9.2 or otherwise in accordance with the express terms of this Agreement or the other Warehouse Documents.

“Escrow Agent” shall mean the title company or agency, approved in advance by Bank in its sole and absolute discretion, which is responsible for the final closing of a Mortgage Loan in favor of a Borrower.

“Event of Default” shall mean any of the events specified in Section 9.1.

“FHA” shall mean the Federal Housing Administration as established under the National Housing Act or Title V of the Housing Act of 1949, as amended.

“FHA Loan” shall mean a loan represented by a Mortgage Note, payment of which is one hundred percent (100.0%) insured by the FHA or a loan for which there is a current, binding and enforceable commitment for insurance issued by the FHA.

“FHLMC” shall mean the Federal Home Loan Mortgage Corporation, a wholly owned corporate instrumentality of the United States of America created pursuant to the Emergency Home Finance Act of 1970, as amended.

“Firm Commitment” shall mean a current, valid, binding and enforceable commitment issued by an Investor (other than an Issuer) in favor of Seller to purchase a Mortgage Loan to an identified Borrower, which such commitment must be in form and substance satisfactory to Bank (including with respect to the amount to be paid for the purchase of the Mortgage Loan and the Investor delivery expiration date), in its sole and absolute discretion. If Seller has been approved in advance by Bank to sell to an Issuer certain Mortgage Loans in which Bank has purchased Participation Interests, then, notwithstanding anything to the contrary in this Agreement: (b) such sale shall not be subject to a Firm Commitment and (b) Seller covenants and agrees that Seller shall sell to the Issuer each such applicable Mortgage Loan (i) at a price not less than the amount of the Advance for such Mortgage Loan plus accrued interest at the Participation Interest Rate and (ii) within the timeframe required under this Agreement.

Mortgage Warehouse Agreement

“Financial Statements” shall mean the financial statement or statements of Seller described or referred to in Section 7.1, and such financial statements of each Investor as Bank shall reasonably request, whichever is applicable in the context so used.

“FNMA” shall mean the Federal National Mortgage Association, a wholly owned corporate instrumentality of the United States of America.

“Generally Accepted Accounting Principles” or “GAAP” shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all applicable periods, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

“GNMA” shall mean the Government National Mortgage Association, a wholly owned corporate instrumentality of the United States of America within the Department of Housing and Urban Development, or its successor.

“Governmental Authority” shall mean any and all (domestic or foreign) federal, state, county, municipal, city or other government, department, commission, board, court, agency or any other instrumentality of any of them.

“Instruments” shall mean such documents (if any), in form and substance acceptable to Bank, as are necessary to grant or convey to Bank an undivided ownership interest in the applicable Mortgage Loan equal to its Participation Percentage therein.

“Insurance Policy” shall mean (a) a hazard insurance policy in an amount representing coverage at least equal to the outstanding principal balance of the applicable Mortgage Loan in form required for Mortgage Loans on Residential Real Property by FNMA, FHLMC and GNMA, and (b) if the Mortgaged Property is located in a one hundred (100) year flood zone or other areas of special flood hazard as determined by applicable Law, then a policy of flood insurance in an amount equal to the then principal balance of the applicable Mortgage Note or the maximum amount of flood insurance available.

“Investor” shall mean (a) any Person (other than an Issuer), approved in advance by Bank in its sole and absolute discretion, who agrees to purchase a Mortgage Loan pursuant to a Firm Commitment and/or (b) an Issuer if Seller has been approved in advance by Bank to sell to one or more Issuers Mortgage Loans in which Bank has purchased Participation Interests and such Issuer has been approved in advance by Bank.

“Issuer” shall mean an issuer of a mortgaged-backed security, which Issuer (if required by Bank) has been approved in advance by Bank.

“Law” or “law” shall mean any and all present and future law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, guideline, authorization or other direction or requirement of any Governmental Authority. The terms “Law” and “law” include (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. Law No. 111-203, 124 Stat. 1376 (2010), and any and all Laws issues thereunder or in connection therewith, as may be amended from time to time (collectively, the “Dodd-Frank Act”),

Mortgage Warehouse Agreement

(b) the Interagency Appraisal and Evaluation Guidelines jointly issued on December 2, 2010 by the Office of the Comptroller of Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, and the National Credit Union Administration, as the same may be amended from time to time (collectively, the “Interagency Appraisal Guidelines”), and (iii) any and all similar Laws from time to time in effect.

“Legal Requirements” shall mean any and all Laws (including any and all Laws which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority which exercises jurisdiction over Bank, Seller or any of their respective Property, or with respect to the Borrower or the sale and financing of Residential Real Property.

“Lien” shall mean any lien, mortgage, security interest, assignment, tax lien, pledge or encumbrance, or conditional sale or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, or any other interest in Property designed to secure the repayment of indebtedness.

“Loan Application” shall mean a completed application for a Mortgage Loan in its final form, signed by all applicable Borrowers and which meets all Legal Requirements.

“Mortgage Loan” shall mean a loan evidenced by a Mortgage Note and secured by a Security Instrument.

“Mortgage Note” shall mean a full recourse promissory note secured by a Security Instrument and evidencing a Mortgage Loan.

“Mortgaged Property” shall mean the Residential Real Property subject to a Security Instrument securing a Mortgage Loan.

“Non-Conforming Conventional Loan” shall mean any Mortgage Loan except for FHA Loans and VA Loans, represented by a Mortgage Note which is not eligible for sale to FNMA and FHLMC, unless otherwise approved by Bank.

“Obligated Party” means Seller or any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of Seller’s obligations under this Agreement.

“Participation Account” shall mean a deposit account established and maintained by Seller at Bank for the purpose of providing the source of funds for Seller’s Funding Amounts. With respect to each Mortgage Loan in which Bank elects to purchase a Participation Interest, (a) Seller shall maintain on deposit in the Participation Account good funds in an amount not less than Seller’s Funding Amount for such Mortgage Loan and (b) subject to the terms and conditions of this Agreement, Bank shall debit Seller’s Funding Amount for the Mortgage Loan from the Participation Account and disburse such funds to the applicable Escrow Agent.

“Participation Interest” shall mean an undivided percentage ownership interest in a Mortgage Note and Mortgage Loan purchased by Bank from Seller, and owned by Bank, pursuant to this Agreement, which undivided percentage ownership interest of Bank in such Mortgage Note and Mortgage Loan shall equal the Participation Percentage for such Mortgage Loan.

Mortgage Warehouse Agreement

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Pledge Agreement” shall mean each pledge or security agreement, in such form approved by Bank, now or hereafter executed for the benefit of Bank in connection with this Agreement, including each agreement attached hereto as Exhibit C.

“Pledged Account” shall mean the depository account or accounts established and maintained by Seller at Bank in which Seller shall maintain on deposit at all times throughout the term of this Agreement good funds not less than the Minimum Pledged Balance and which are pledged in favor of Bank in accordance with the terms hereof and pursuant to the Pledge Agreement.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” shall mean, with respect to a Participation Interest in a Mortgage Loan to be purchased by Bank, an amount equal to the outstanding principal amount of the Mortgage Loan at the time of its closing with the Escrow Agent multiplied by the Bank’s Participation Percentage for the Participation Interest in such Mortgage Loan.

“Qualifying Mortgage Loan” shall mean a Mortgage Loan: (a) to be sold to an Issuer (if approved in advance by Bank) or for which Seller has received a Firm Commitment from an Investor (other than an Issuer), a copy of which Firm Commitment has been delivered to Bank in accordance with Section 2.1 and accepted by Bank and which is valid and enforceable in accordance with its terms; (b) which is evidenced by a Mortgage Note, in form and substance acceptable to Bank in its sole and absolute discretion, payable to the order of Seller, which Mortgage Note, at Bank’s discretion, either is accompanied by an allonge affixed thereto fully endorsed to Seller (if applicable) and endorsed in blank by Seller, or may be endorsed in blank by Bank pursuant to a power of attorney for and on behalf of Seller; (c) which is secured by a Security Instrument, in form and substance acceptable to Bank, in its sole and absolute discretion; (d) which is otherwise in form and substance acceptable to Bank, in its sole and absolute discretion; and (e) which conforms in all respects with all the requirements of the Firm Commitment to purchase the same (unless Seller has been approved in advance by Bank to sell to an Issuer the Qualified Mortgage Loan).

“Remittance Account” shall mean a depository account established and maintained by Seller at Bank into which Bank shall deposit all sums, if any, to be remitted by Bank to Seller hereunder.

“Repayment Account” shall mean a deposit account established, owned and controlled by Bank, into which all Investor funds to purchase Mortgage Loans shall be funded, and such account and all funds deposited or maintained therein shall constitute the sole property of Bank and disbursed and applied pursuant to this Agreement.

“Request” shall mean Seller’s request for the purchase of a Participation Interest in a Qualifying Mortgage Loan by Bank from Seller and the Advance of funds with respect to such purchase, which Request shall be delivered to Bank in such manner and shall contain such information as may be required by Bank from time to time.

Mortgage Warehouse Agreement

“Residential Real Property” shall mean a single platted lot of land improved with a one-to-four family residence.

“Restricted Accounts” shall mean the Participation Account and the Pledged Account.

“Security Instrument” shall mean a full recourse mortgage or deed of trust securing a Mortgage Loan and granting a perfected first priority lien on Residential Real Property.

“Seller’s Funding Amount” shall mean the total amount to be funded by Seller (through sources other than an Advance) in connection with the closing of a Mortgage Loan in which Bank has elected to purchase a Participation Interest. With respect to a Mortgage Loan in which Bank elects to purchase a Participation Interest, Seller’s Funding Amount shall equal the Total Funding Amount for the Mortgage Loan less the related Purchase Price.

“Software Agreement” shall mean an agreement, in such form approved by Bank, now or hereafter executed by Seller relating to the software or interface which Bank may require Seller to utilize as a condition to Bank’s purchase of Participation Interests hereunder, including the agreement attached hereto as Exhibit I.

“Termination Date” shall mean the date on which this Agreement shall terminate pursuant to Section 5.1(c) or otherwise in accordance with the express terms of this Agreement or the other Warehouse Documents.

“Title Commitment” shall mean with respect to a Mortgage Loan, the written commitment by or on behalf of a nationally recognized title insurance company, which is acceptable to Bank in its sole and absolute discretion, for the issuance of an original Title Policy covering the Mortgaged Property and insuring the lien of the Security Instrument relating to such Mortgage Loan.

“Title Policy” shall mean an ALTA Loan Policy of Title Insurance, a standard Texas form of Loan Policy of Title Insurance, or such other insurance policy which is acceptable to Bank in its sole and absolute discretion, with such standard endorsements as may be reasonably required by Bank, issued by a nationally recognized title insurance company acceptable to Bank in its sole and absolute discretion.

“Total Funding Amount” shall mean, with respect to a Mortgage Loan in which Bank elects to purchase a Participation Interest, the total amount to be funded by Seller and on behalf of Seller (including through an Advance) in connection with the closing of the Mortgage Loan as set forth in the related Request and settlement statement for the Mortgage Loan; provided, however, the respective portion of such amount to be funded by Bank through an Advance shall not exceed an amount equal to the Standard Participation Percentage multiplied by the outstanding principal amount of such Mortgage Loan at the time of its closing with the Escrow Agent unless Bank elects, in its sole and absolute discretion, to make an Advance in excess of such amount.

“UCC” shall mean the Uniform Commercial Code of the State of Texas or other applicable jurisdiction, as it may be amended from time to time.

“VA” shall mean the United Stated Department of Veterans Affairs.

“VA Loan” shall mean a loan represented by a Mortgage Note, payment of which is partially or completely guaranteed by the VA under the Servicemen’s Readjustment Act of 1944 or Chapter 37 of Title 38 of the United States Code or a loan for which there is a current binding and enforceable commitment for a guaranty issued by the VA.

Mortgage Warehouse Agreement

“Warehouse Documents” shall mean this Agreement, each Instrument, each Pledge Agreement, the Software Agreement and any and all other agreements, instruments and documents evidencing, securing or pertaining to Bank’s discretionary purchase of Participation Interests in Mortgage Loans from Seller, as shall from time to time be executed and delivered to Bank by Seller, any Obligated Party or any other Person pursuant to or in connection with this Agreement, including each addendum to this Agreement (if any) executed by Bank and Seller, any future amendments hereto, or restatements hereof, together with any and all renewals, extensions, and restatements of, and amendments and modifications to, any such agreements, documents, and instruments.

1.3 Other Defined Terms. In addition to the terms defined in Section 1.1 and Section 1.2, as used in this Agreement, other capitalized terms contained in this Agreement shall have the meanings assigned to them.

1.4 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the above defined meanings when used in any document, certificate, report or other document, instrument, or writing made or delivered pursuant to this Agreement or the other Warehouse Documents, unless the context therein shall otherwise require.

(b) Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

(c) The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section; and the word “including,” as used herein, shall mean “including, without limitation.”

(d) All references herein to “Articles” and “Sections” are, unless specified otherwise, references to articles and sections of this Agreement. All references herein to an “Exhibit,” “Schedule” or “Addendum” are references to exhibits, schedules or addenda attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit, schedule or addenda attached hereto, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof.

ARTICLE 2

PURCHASE OF PARTICIPATION INTERESTS

2.1 Request for Purchase. At any time prior to the Effective Purchase/Sale Termination Date, Seller may make a Request for a Participation Interest in one or more Qualifying Mortgage Loans to be purchased by Bank by delivering or causing to be delivered to Bank, by electronic media or in such other manner, as may be required by Bank from time to time, such information and materials as Bank may require in accordance with its standard procedures then in effect, including the following information and materials (and/or the information derived from the following materials, and Bank expressly reserves the right to require delivery of a true and correct copy of such materials) for each such Qualifying Mortgage Loan:

Mortgage Warehouse Agreement

(a) Total Funding Amount;

(b) Loan Application;

(c) Financial information and/or statements of each Borrower;

(d) Appraisal for the Mortgaged Property;

(e) Firm Commitment (unless Seller has been approved in advance by Bank to sell to an Issuer the Qualified Mortgage Loan);

(f) Interest rate lock confirmation (furnished by the applicable Investor);

(g) Verifications of deposit and employment;

(h) The name, address, phone and facsimile number of the Escrow Agent, and the name of a contact person with Escrow Agent, and wiring instructions for delivery of an Advance to the Escrow Agent;

(i) Seller’s executed closing instructions letter to the Escrow Agent which complies with Section 3.2(b);

(j) If requested by Bank, an originally executed power of attorney appointing Bank as Seller’s agent for purposes of the endorsement or execution of any documents for the transfer or assignment of the Qualifying Mortgage Loan;

(k) If requested by Bank, a Title Commitment for the Mortgaged Property; and

(l) Insured Closing Service Letter from the title insurance company which will issue the Title Policy covering the acts or omissions of the Escrow Agent in the settlement process for the Qualifying Mortgage Loan.

To assist Bank in making its decision as to purchasing a Participation Interest in any particular Qualifying Mortgage Loan, Seller will timely provide Bank or Bank’s agents with the information and/or items listed and as set forth in this Section. Each submission of a Request shall be deemed to constitute a representation and warranty by Seller on the date of such Request and on the date of the applicable Advance made pursuant to such Request that the Request relates to a Qualifying Mortgage Loan and that the information and materials submitted to Bank in connection with such Request are true, correct and complete in all respects.

2.2 Decision to Purchase. The decision to purchase a Participation Interest in any Mortgage Loan shall be made by Bank in its sole and absolute discretion. Bank shall be under no obligation to purchase any Participation Interest in any Mortgage Loan, or any amount thereof. In each instance where a Request is submitted to Bank, Bank will make an independent decision whether to purchase a Participation Interest in any Mortgage Loan contemplated by the Request. Bank may decline to purchase any Participation Interest in any Mortgage Loan for any reason or for no reason whatsoever. The election of Bank to purchase a Participation Interest in a Mortgage Loan shall be evidenced by Bank’s payment of the Purchase Price. If for any reason whatsoever Bank fails to pay the Purchase Price for a Participation Interest in a Mortgage Loan, then it shall be conclusive evidence of Bank’s election not to purchase a Participation Interest in such Mortgage Loan.

Mortgage Warehouse Agreement

2.3 Conditions to Each Purchase. As a condition precedent to each Advance hereunder for the purchase of a Participation Interest, in addition to all other requirements set forth herein, Seller shall deliver to Bank all of the following, each being duly executed, endorsed, notarized where applicable and delivered and in form and substance satisfactory to Bank:

(a) This Agreement and the Pledge Agreement;

(b) All financing statements required by Bank, including a UCC-1 financing statement identifying Seller, as debtor, and Bank, as secured party, which covers the collateral described on Exhibit E, and Seller hereby authorizes Bank and its representatives to execute, deliver and file of record all such financing statements;

(c) Such signature cards, depository account agreements, USA PATRIOT Act forms and information, and such other documents and instruments, as Bank may require for Seller to establish at Bank, the Pledged Account, the Participation Account and the Remittance Account or to implement the arrangements contemplated herein;

(d) Evidence satisfactory to Bank that all necessary action on the part of Seller and each other Obligated Party has been taken with respect to the execution and delivery of the Warehouse Documents and the performance of the matters contemplated thereby, so that this Agreement and all of the other Warehouse Documents shall be valid and binding upon each Person executing and delivering the same. Such evidence shall include certified organizational documents, certified resolutions, and certificates of incumbency for Seller and each other Obligated Party that is not an individual, each in form and substance acceptable to Bank;

(e) For Seller and each Obligated Party which is not an individual, a copy, certified as true, complete and correct, by an authorized officer, partner, member, manager or other representative of such entity, of the documents evidencing the formation and governance of the operations and affairs of such entity, together with all amendments thereto;

(f) For Seller and each Obligated Party which is not an individual, a certificate of existence and good standing showing that such entity is in good standing under the Laws of the state of its formation and certificates indicating that such entity has qualified to transact business and is in good standing in all other states where it transacts business;

(g) Evidence, in form and substance acceptable to Bank in its sole and absolute discretion, that Seller has received, and the same are currently in existence and good standing, any and all licenses, permits, approvals and other consents under any and all Government Requirements to permit Seller to lawfully originate, sell, service, and otherwise handle such Mortgage Loans as herein contemplated;

(h) If requested by Bank, a written certification that the representations and warranties of Seller contained in this Agreement and each other Warehouse Document (other than those representations and warranties which are, by their terms, expressly limited to the date of the agreement in which they were initially made) are true and correct in all material respects on and as of the date of the Advance;

Mortgage Warehouse Agreement

(i) If requested by Bank, a written certification that no Event of Default has occurred or is continuing as of the date of the Advance;

(j) One or more limited power of attorney in the form of Exhibit B executed in connection with each Advance;

(k) The information and other items required to be delivered to Bank pursuant to Section 2.1; and

(l) Such other documents as Bank may reasonably request at any time at or prior to the date of the first Advance hereunder or as a condition to any subsequent Advance hereunder, including any and all Pledge Agreements required by Bank to be executed in connection with the transactions contemplated by this Agreement.

Further, as a condition precedent to each Advance hereunder for the purchase of a Participation Interest, in addition to all other requirements set forth herein, Seller shall maintain on deposit in the Participation Account an amount not less than Seller’s Funding Amount for the Mortgage Loan that is the subject matter of the related Request.

Each submission of a Request shall be deemed to constitute a representation and warranty by Seller on the date of such Request and on the date of the applicable Advance made pursuant to such Request as to the facts specified in Sections 2.3 (g), (h) and (i). It is understood and agreed that Bank shall not make any Advance for the Purchase Price of any Participation Interest unless with respect thereto Bank is in receipt of all Instruments and all other agreements and documents required to be delivered to Bank under this Agreement and all other conditions precedent and requirements set forth herein are satisfied or waived by Bank in writing.

All conditions precedent hereunder to each Advance for the purchase of a Participation Interest are imposed solely for the benefit of Bank. Bank’s election, in its sole discretion, to waive any condition precedent hereunder for an Advance shall not constitute a waiver of the satisfaction of such condition precedent for any subsequent Advance.

2.4 Funding of Mortgage Loans; Payment of Purchase Price. For each Participation Interest in a Mortgage Loan which Bank elects to purchase pursuant to the terms and conditions of this Agreement:

(a) Bank shall debit an amount equal to Seller’s Funding Amount for such Mortgage Loan from the Participation Account and wire such funds directly to the Escrow Agent’s escrow account designated in the related Request or deliver such funds in such other manner acceptable to Bank in its sole discretion. Bank shall not make an Advance unless Seller shall maintain on deposit in the Participation Account good funds in an amount not less than Seller’s Funding Amount for the Mortgage Loan; and

(b) As payment for the purchase of the Participation Interest, Bank shall make an Advance in an amount equal to the Purchase Price for the Participation Interest to the Escrow Agent’s escrow account designated in the related Request or deliver such funds in such other manner acceptable to Bank in its sole discretion.

2.5 Ownership Interest. Upon an Advance by Bank for the purchase of a Participation Interest in a Mortgage Loan: (a) Bank shall immediately become fully vested with an undivided percentage ownership interest in such Mortgage Loan, the related Mortgage Note, and any and all of the

Mortgage Warehouse Agreement

documents of every nature in the possession of Bank, Seller or third parties relating to such Mortgage Loan, which percentage ownership interest shall equal the Participation Percentage for such Mortgage Loan; and (b) Seller shall immediately make proper entries on its books and records disclosing the absolute sale to Bank of such Participation Interest in such Mortgage Loan and the related Mortgage Note.

2.6 Payment of Transaction Fee. Seller agrees to pay to Bank, a Transaction Fee for each Participation Interest purchased by Bank. Each Transaction Fee shall be (a) earned by Bank on the date of the purchase of a Participation Interest by Bank and (b) deducted by Bank from the proceeds received by Bank in connection with the sale to an Investor of the Mortgage Loan in which Bank purchased the Participation Interest. Notwithstanding the foregoing, Bank may, at its sole and absolute discretion, net any Transaction Fee from any sale proceeds received by Bank when a Mortgage Loan in which Bank owns a Participation Interest is sold to an Investor or other third party.

2.7 Maximum Total Purchase Commitment. Notwithstanding anything to the contrary contained herein, Bank shall never be obligated to purchase and hold, at any one time, Participation Interests such that Aggregate Participation Balance exceeds the Maximum Participation Balance. Nothing contained in this Section shall limit, impair or affect the provisions of Section 2.2.

2.8 Overline Funding. Seller may from time to time request “Overline Funding” (i.e., Seller submits a Request to Bank which, if funded by Bank, would cause the Aggregate Participation Balance to exceed the Maximum Participation Balance). Bank may, in its sole and absolute discretion, elect to make Advances to purchase Participation Interests in response to one or more Requests representing an Overline Funding; provided, that: (a) any such Overline Funding (whether one Request or multiple Requests) shall not (i) exceed in the aggregate an amount predetermined and approved in writing by Bank prior to such Overline Funding, and (ii) be available to Seller after the date predetermined and approved in writing by Bank prior to such Overline Funding; and (b) (i) throughout the duration of any such Overline Funding, the amount of the Minimum Pledged Balance shall be increased by such additional amount as Bank requires, in the exercise of its sole and absolute discretion, and (ii) as a condition precedent and prior to any such Overline Funding, Seller shall deposit into the Pledged Account, and thereafter Seller shall maintain in the Pledged Account, good funds in an amount not less than the Minimum Pledged Balance as increased pursuant to clause (b)(i) of this sentence.

2.9 Client to Client Funding. If Seller delivers a Request to Bank for Bank’s purchase of a Participation Interest in a Mortgage Loan to pay off a Mortgage Loan in which Bank already holds a participation interest pursuant to a separate agreement with a different mortgage company (each a “Client-to-Client Funding”), then Seller: (a) shall provide any and all information Bank requests regarding or related to that Participation Interest representing the Client-to-Client Funding; and (b) acknowledges and agrees that any such Client-to-Client Funding is conditioned upon the timely satisfaction of all conditions as Bank may in its sole and absolute discretion determine to be necessary or appropriate, including the consent of the original mortgage company to the Client-to-Client Funding and Bank’s agreement to the application of the funds advanced under the Client-to-Client Funding.

ARTICLE 3

DELIVERY OF CLOSING DOCUMENTS

3.1 Items to be Delivered to Bank After an Advance. Subject to Section 3.2 and Section 3.3, within two (2) Business Days after an Advance for the purchase of a Participation Interest in a Mortgage Loan, Seller shall provide to Bank or cause to be provided to Bank, all of the following (collectively, the “Closing Deliverables”) with respect to such Mortgage Loan:

Mortgage Warehouse Agreement

(a) To Bank, the original of the fully executed Mortgage Note, which shall be, at Bank’s election, either: (i) accompanied by an original allonge affixed thereto fully endorsed to Seller (if applicable) and endorsed in blank by Seller; or (ii) without any endorsement thereon, if Bank has received and accepted a valid power of attorney for and on behalf of Seller in form and substance satisfactory to Bank, in Bank’s sole and absolute discretion, authorizing Bank to endorse such Mortgage Note for and on behalf of Seller;

(b) To Bank, if requested, the original filed copy, or a copy certified as true, correct and complete by the Escrow Agent, of the fully executed and acknowledged Security Instrument securing such Mortgage Loan;

(c) To Bank, if requested, a copy of the HUD-1 Settlement Statement for the Mortgage Loan fully executed by the Escrow Agent and Borrower, certified as true, correct and complete by the Escrow Agent;

(d) To Bank, if requested, a copy of a fully executed “Buydown Agreement” for the Mortgage Loan, if applicable, certified as true, correct and complete by the Escrow Agent;

(e) To Bank, if requested, a copy of the fully executed Loan Application for the Mortgage Loan, certified as true, correct and complete by the Escrow Agent;

(f) To Bank, if requested, a copy of the fully executed Title Commitment for the Mortgage Loan, certified as true, correct and complete by the Escrow Agent;

(g) To Bank, if requested, copies of the original fully executed Title Policy for the Mortgage Loan, certified as true, correct and complete by the Escrow Agent;

(h) To Bank, if requested, copies of all disclosure statements related to the Mortgage Loan, fully executed where applicable, evidencing compliance with all Federal and State disclosures applicable to credit transactions, certified by the Escrow Agent to be true, correct and complete; and

(i) To Bank, any other items reasonably requested by Bank.

BANK RESERVES THE RIGHT TO REQUIRE COPIES OF ANY OF THE FOREGOING FOR REVIEW PRIOR TO MAKING ANY ADVANCE RELATING TO A PARTICIPATION INTEREST IN ANY SPECIFIC MORTGAGE LOAN.

3.2 Procedure for Delivery of Original Executed Mortgage Note; Closing Instructions Letter.

(a) Each original fully executed Mortgage Note (together with such allonge(s) and endorsement(s) required hereunder) shall be delivered to Bank from escrow directly by the Escrow Agent for the related Mortgage Loan within two (2) Business Days after the Advance for the purchase of a Participation Interest in such Mortgage Loan, unless otherwise expressly provided by Bank in writing to Seller with respect to a specific Mortgage Loan (it being understood that any such writing from Bank shall only apply to the specific Mortgage Loan referenced therein).

(b) In connection with the closing of each Mortgage Loan in which Bank has or will purchase a Participation Interest: (i) prior to the closing of the Mortgage Loan, Seller shall deliver a closing instructions letter to the applicable Escrow Agent, in form and content acceptable to

Mortgage Warehouse Agreement

Bank; and (ii) if required by Bank, prior to the closing of the Mortgage Loan, Seller shall (A) obtain a copy of the closing instructions countersigned by the Escrow Agent and (B) provide a copy of the countersigned closing instructions letter to Bank.

3.3 Documents Held in Custody/Trust. Without limiting the requirements set forth in Section 3.2(a), Seller acknowledges and agrees that any and all Closing Deliverables which are at any time in the care of Seller after Bank’s purchase of a Participation Interest in the related Mortgage Loan shall be held and delivered to Bank pursuant to the terms and conditions of Section 5.11. Nothing contained in this Section authorizes or permits the delivery to Seller or any other Person of any Closing Deliverables which are to be delivered by each Escrow Agent directly to Bank hereunder.

ARTICLE 4

SALE OF LOANS TO INVESTORS;

AGED LOANS; REPURCHASE OBLIGATIONS

4.1 Short Term Nature of Investment. It is understood that each Participation Interest which Bank elects to purchase shall be purchased by Bank for its own account for the short term investment of its capital. For each Participation Interest purchased by Bank, it is the intent of Bank and Seller to have the Mortgage Loan sold and delivered to the respective Investor and for the Investor to have delivered to Bank the full amount of the proceeds from such sale within twenty (20) days following the closing of the Mortgage Loan. Notwithstanding the foregoing, it is understood and agreed that Bank shall not have and does not undertake any duty, obligation or liability arising from or related to any Firm Commitment or any Investor.

4.2 Resale of Mortgage Loans.

(a) The resale of each Mortgage Loan in which Bank has purchased a Participation Interest shall be in accordance with the terms of any Firm Commitment approved by Bank as a condition to Bank’s purchase of the Participation Interest in such Mortgage Loan. If an Investor fails to perform or anticipatorily breaches any such Firm Commitment, then Seller shall take immediate action to promptly locate and consummate the sale of such Mortgage Loan to another Investor at a price not less than the amount of the Advance for such Mortgage Loan plus accrued interest at the Participation Interest Rate. Further, to the extent that Bank does not receive full payment of a Participation Interest in a Mortgage Loan pursuant to this Agreement within thirty (30) days following the Advance by Bank for the purchase of the Participation Interest in such Mortgage Loan, and without limiting or qualifying any other rights or remedies available to Bank hereunder, Bank shall have the right, at its election, in Bank’s sole and absolute discretion, to increase the Participation Interest Rate for such Mortgage Loan and/or assess a processing fee pursuant to Section 4.5, require curtailment payments pursuant to Section 4.6 and/or require Seller to repurchase Bank’s Participation Interest pursuant to Section 4.7.

(b) Notwithstanding anything to the contrary in any Firm Commitment, the procedures for the sale to an Investor by Seller and Bank of each Mortgage Loan in which Bank purchased a Participation Interest shall be as follows:

(i) With respect to each applicable Mortgage Loan, Bank shall deliver to the Investor, under a Bailee Letter, the documents for each Mortgage Loan being sold which are held by Bank pursuant to this Agreement, accompanied by the allonge fully endorsed to Seller (if applicable) and endorsed in blank by Seller or, if Seller has granted Bank a power of attorney, as endorsed by Bank as agent for Seller under such power of attorney in favor of the Investor.

Mortgage Warehouse Agreement

(ii) Within a period of time acceptable to Bank, but in no event more than twenty (20) days after the delivery by Bank to such Investor of the Mortgage Note delivered with such Bailee Letter, the Investor shall pay or cause to be paid to Bank, as a payment hereunder for the purchase of the applicable Mortgage Loan, an amount equal to: (A) the outstanding principal balance of the Mortgage Note; (B) the accrued but unpaid interest on the Mortgage Note; plus (C) all other amounts outstanding which were advanced or incurred by the holder of the Mortgage Note which are secured by the Mortgage Loan documents; less (D) all sums held as an escrow amount under or pursuant to the terms of the Mortgage Loan documents.

(iii) The proceeds from the sale of the Mortgage Loan to an Investor shall be paid directly to Bank pursuant to Section 4.3 and processed in accordance with Section 4.4.

(c) Bank’s ownership of a Participation Interest in a Mortgage Loan to be sold to an Investor shall continue in effect until such time as Bank shall have irrevocably received in immediately available funds and applied any and all sums payable to Bank under clauses (a), (b), (c) and (d) of Section 5.12 with respect to such Mortgage Loan.

4.3 Payments From Investors. When a Mortgage Loan in which Bank purchased a Participation Interest is sold or shipped to an Investor, funds paid by such Investor for the purchase of such Mortgage Loan shall be paid directly to Bank by such Investor into the Repayment Account. Seller shall direct each Investor make all such payments directly to Bank into the Repayment Account. Without limiting the foregoing requirements of this Section 4.3, any funds or other forms of payment by Investors for the purchase of Mortgage Loans in which Bank purchased a Participation Interest that are at any time in the care of Seller shall be held and delivered pursuant to the terms and conditions of Section 5.11.

4.4 Processing Payments From Investors. Bank shall promptly notify Seller of the receipt of funds deposited into the Repayment Account by an Investor (each an “Investor Payment”). With respect to each Investor Payment:

(a) Seller shall promptly confirm to Bank the Mortgage Loan to which the Investor Payment applies; provided, however, if Seller shall not have provided such confirmation to Bank by the last Business Day of the calendar month in which Bank provided notice to Seller of the Investor Payment, then Bank may, in its sole discretion, determine and designate the Mortgage Loan to which the Investor Payment applies;

(b) Bank reserves the right, in its sole discretion, to determine whether to accept or reject the Investor Payment if insufficient funds were delivered by Investor to fully pay the amounts set forth in clauses (a), (b), (c) and (d) of Section 5.12 with respect to such Mortgage Loan to which the Investor Payment applies. Seller acknowledges that Bank may, in its sole discretion, elect to accept an Investor Payment for which insufficient funds were delivered if: (i) an Event of Default shall have occurred; (ii) if Bank, in good faith, shall have determined that an adverse change in the financial condition of Seller has occurred which may materially and adversely affect the ability of Seller to perform its obligations under this Agreement or the other Warehouse Documents; or (iii) the occurrence of any actual or suspected fraud or malfeasance on the part of Seller or the Investor or any of their respective agents or employees; and

(c) If the Investor Payment is accepted by Bank, the proceeds of the Investor Payment shall be applied by Bank pursuant to Section 5.12.

Mortgage Warehouse Agreement

All notices to be given and actions to be taken pursuant to this Section shall be effectuated by electronic media or in such other manner, as required by Bank from time to time.

4.5 Administrative Costs for Aged Loans. In addition to the other rights and remedies of Bank hereunder for aged Mortgage Loans, and without limiting or qualifying such rights and remedies, to the extent permitted by applicable Law, in order to defray Bank’s administrative costs for extended processing of Participation Interests in Mortgage Loans which are not timely sold, Seller shall pay to Bank, if required by Bank in its sole discretion, a monthly processing fee of Five Hundred and No/100 Dollars ($500.00) for each Mortgage Loan which is not sold to an Investor within thirty (30) days following the date of Bank’s Advance to purchase the Participation Interest therein, with the first payment due on the thirtieth (30th) day following the date of the Advance and with a like payment due at the end of each thirty (30) day period thereafter until such Participation Interest is paid in full. Further, in addition to the other rights and remedies of Bank hereunder for aged Mortgage Loans, and without limiting or qualifying such rights and remedies, to the extent permitted by applicable Law, Bank may, in its sole discretion, with respect to any Participation Interest in a Mortgage Loan which is not timely sold to an Investor in accordance with this Agreement: (a) increase the Participation Interest Rate for such Participation Interest in the Mortgage Loan by up to one percent (1.0%), effective as of thirty (30) days following the date of the Advance by Bank for the purchase of the Participation Interest in such Mortgage Loan; (b) further increase the then-current Participation Interest Rate for such Mortgage Loan by up to an additional one-half percent (0.5%) plus any increase in the Participation Interest Rate permitted by clause (a) of this sentence but not previously assessed by Bank, effective as of forty-five (45) days following the date of the Advance by Bank for the purchase of the Participation Interest in such Mortgage Loan; and (c) further increase the then-current Participation Interest Rate for such Mortgage Loan by up to an additional one percent (1.0%) plus any increases in the Participation Interest Rate permitted by clauses (a) and (b) of this sentence but not previously assessed by Bank, effective as of sixty (60) days following the date of the Advance by Bank for the purchase of a Participation Interest in such Mortgage Loan; provided such Participation Interest Rate shall not be increased higher than the maximum rate permitted under applicable Law.

4.6 Curtailment for Aged Loans. In addition to the other rights and remedies of Bank hereunder for aged Mortgage Loans, and without limiting or qualifying such rights and remedies, to the extent permitted by applicable Law, Seller shall pay to Bank, if required by Bank in its sole discretion: (a) an amount to be determined by Bank, but not less than ten percent (10.0%) of each Advance made by Bank to purchase a Participation Interest in a Mortgage Loan which is not sold to an Investor within thirty (30) days following the date of the Advance; (b) an additional amount to be determined by Bank, but not less than ten percent (10.0%) of each Advance made by Bank to purchase a Participation Interest in a Mortgage Loan which is not sold to an Investor within forty-five (45) days following the date of the Advance; (c) an additional amount to be determined by Bank, but not less than ten percent (10.0%) of each Advance made by Bank to purchase a Participation Interest in a Mortgage Loan which is not sold to an Investor within sixty (60) days following the date of the Advance; and (d) an additional amount equal to the balance of each Advance made by Bank to purchase a Participation Interest in a Mortgage Loan which is not sold within seventy-five (75) days following the date of the Advance. Notwithstanding the foregoing, Bank reserves the right to demand the repurchase of Participation Interests in a Mortgage Loans in accordance with Section 4.7.

4.7 Repurchase.

(a) Bank shall have the right to require Seller, upon demand, to repurchase a Participation Interest in a Mortgage Loan for any of the following reasons: (i) if a material representation or warranty given by Seller as to a particular Mortgage Loan is breached that is not cured to the satisfaction of Bank within ten (10) Business Days after written notice is delivered to

Mortgage Warehouse Agreement

Seller; (ii) if an Event of Default shall have occurred and is continuing; (iii) if final post-closing Mortgage Loan documentation is improper or incomplete after a reasonable period of time after the closing of the Mortgage Loan, the determination of which is at Bank’s sole and absolute discretion, which documentation has not been corrected to the satisfaction of Bank within ten (10) Business Days after written notice is delivered to Seller; (iv) if Bank discovers fraud on the part of Seller or its agents or employees or of Borrower or any other Person with respect to such Mortgage Loan; (v) if the Investor, for any reason, fails to purchase the Mortgage Loan or if, for any reason, Bank has not been paid in full for its Participation Interest in the Mortgage Loan, within thirty (30) days following the Advance by Bank to purchase the Participation Interest therein; or (vi) if any Investor has requested the repurchase of the Mortgage Loan because of any breach stated in clauses (i) through (v) of this sentence or because of any breach of or failure to comply with any requirement in its Firm Commitment or interest rate lock confirmation.

(b) Without limiting Bank’s right to require the earlier repurchase of a Participation Interest in accordance with Section 4.7(a), Seller shall automatically be obligated to immediately repurchase a Participation Interest in a Mortgage, whether or not Bank has provided written notice thereof to Seller, no later than the earlier of: (a) seventy-five (75) days following the Advance by Bank to purchase the Participation Interest if by such time (i) an Investor for any reason fails to purchase the Mortgage Loan or (ii) Bank has not received payment in full for its Participation Interest for any reason; or (b) the occurrence of an Event of Default as specified in Section 9.1(e) or Section 9.1(f) with respect to Seller.

(c) Upon Bank’s receipt of funds in the amount of the full repurchase price for the repurchase a Participation Interest in a Mortgage Loan, Bank shall transfer its Percentage Interest therein to Seller as evidenced by the delivery by Bank of the related Mortgage Note to Seller.

(d) The repurchase price for each Participation Interest in a Mortgage Loan shall be calculated by multiplying the unpaid balance of such Mortgage Loan as of the date of repurchase of the Participation Interest by the Purchase Price (expressed as a percentage of par) originally paid by Bank for the Participation Interest in such Mortgage Loan plus all accrued unpaid interest with respect to the Participation Interest and any charges incurred by or properly payable to Bank. Bank shall have the right to offset amounts in the Pledged Account in order to effect the repurchase of any Participation Interest in a Mortgage Loan, and upon any such offset, Seller shall immediately deposit funds into the Pledged Account in the amount required to fully restore the Minimum Pledged Balance.

4.8 Bank’s Direct Contact with Investors. Seller irrevocably authorizes Bank and its agents to directly deliver all pertinent documentation to, and communicate and disclose, receive and share information with, any Investor which is purchasing or is to purchase a Mortgage Loan in which Bank owns a Participation Interest. Further, Seller authorizes Bank to exchange with any Investors pertinent financial information which is available to the general public regarding Seller and any Obligated Party on the SEC’s Electronic Date Gateway, Analysis and Retrieval System (“EDGAR”) or any successor website maintained by the SEC.

ARTICLE 5

GENERAL PROVISIONS

5.1 Termination; Burn-Down.

(a) Unless earlier terminated in accordance with this Agreement (including pursuant to Section 5.1(b) or Section 5.2) or extended by written agreement executed by Seller and Bank, Seller’s rights hereunder to request Bank to purchase Participation Interests shall automatically terminate one (1) year from the Effective Date (“Scheduled Purchase/Sale Termination Date”).

Mortgage Warehouse Agreement

(b) Notwithstanding anything herein to the contrary, and without limiting Bank’s rights and remedies under Section 9.2, prior to the Scheduled Purchase/Sale Termination Date, upon thirty (30) days’ advance written notice to the other party, either party hereto may terminate for any reason whatsoever Seller’s rights hereunder to request Bank to purchase Participation Interests by providing written notice thereof to the other party. It is understood that the continuation of this Agreement by Bank (and, accordingly, the continuation of Seller’s rights hereunder to request Bank to purchase Participation Interests) is based upon the quality of the Mortgage Loans originated by Seller and Seller’s performance in connection therewith and herewith and also based upon market conditions and the business objectives of Bank and Seller which may change from time to time.

(c) Any and all outstanding Participation Interests acquired by Bank on or before the Effective Purchase/Sale Termination Date shall continue to be subject to the terms and conditions of this Agreement. Unless extended by a written agreement executed by Seller and Bank, this Agreement shall automatically terminate and cease to be in force and effect (except with respect to the provisions of this Agreement which expressly survive termination) without any action or notice upon such time as: (i) Seller shall no longer have any rights hereunder to request Bank to purchase Participation Interests; (ii) pursuant to the terms and conditions of this Agreement, each Mortgage Loan in which Bank purchased a Participation Interest has been (A) sold to an Investor and Bank has received the full amount of the proceeds of such sale allocable to its Percentage Interest and/or (B) repurchased by Seller and Bank has received the full amount of the proceeds from such repurchase; (iii) Bank has received full and indefeasible payment of all amounts due and payable to Bank pursuant to the Warehouse Documents; and (iv) Bank has remitted to Seller all sums, if any, required hereunder to be remitted by Bank to Seller.

5.2 Target Usage; Termination for Non-Usage. While pursuant to Section 2.2, Bank is not obligated to purchase, and Seller is not obligated to sell, any Participation Interests, or any amount thereof, Bank and Seller contemplate that Seller shall sell, and Bank shall purchase, Participation Interests such that, at any given time, the Aggregate Participation Balance shall equal or exceed the Target Usage Amount. Should for any calendar quarter, the Aggregate Participation Balance, on average for such calendar quarter, not equal or exceed the Target Usage Percentage, Bank may elect to increase the Rate Floor or terminate pursuant to Section 5.1(b) Seller’s right to request Bank to purchase Participation Interests under this Agreement.

5.3 Seller’s Accounts; Security Interest.

(a) Seller shall at all times during the term of this Agreement maintain each Restricted Account with Bank. With respect to each Restricted Account, Seller may deposit funds into the Restricted Account, however Seller shall not be permitted to withdraw, transfer or otherwise exercise any rights to access any funds held therein and Seller shall have no rights to exercise dominion or control over the Restricted Account. Bank is hereby authorized to debit funds from each Restricted Account in accordance with the terms and conditions of this Agreement without any notice to or permission from Seller.

(b) Seller shall at all times during the term of this Agreement maintain the Remittance Account with Bank. Subject to the terms and conditions of this Agreement and the other Warehouse Documents, Seller shall be permitted to withdraw, transfer and otherwise exercise rights to access any funds held therein.

Mortgage Warehouse Agreement

(c) Concurrently with the execution hereof, Seller shall execute and deliver to Bank the Pledge Agreement and shall deposit into the Pledged Account, and thereafter for the duration of this Agreement maintain in the Pledged Account, good funds in an amount not less than the Minimum Pledged Balance. Seller shall replenish funds in the Pledged Account, such that the Pledged Account is fully restored to the Minimum Pledged Balance, in the event Bank shall offset or apply funds from the Pledged Account in accordance with the terms of this Agreement.

(d) To secure Bank’s undertakings hereunder, Seller hereby grants Bank a security interest in and to (i) each of Seller’s Accounts and in and to all funds of Seller within the custody and control of Bank and (ii) all rights, title and interest of Seller in and to all Mortgage Loans (including servicing rights, if any) in which Bank purchased a Participation Interest. For this purpose, this Agreement shall constitute a security agreement in accordance with the UCC, and Bank shall have all the rights of a secured creditor with respect to such security, and additionally shall have the right to hold and “freeze” such accounts and funds upon the occurrence of an Event of Default or in the event that Bank, for any reason, “suspends” Seller’s rights hereunder or terminates Seller’s rights under this Agreement. Without limiting the rights and remedies available to Bank, upon the occurrence of an Event of Default, Bank may exercise its rights of set off and apply all or any portion of the funds held in one or more of the Accounts towards any amounts due to Bank under this Agreement or any other Warehouse Document.

5.4 Subordination. It is expressly understood and agreed that all of Seller’s rights, title and interests in and to any and all Mortgage Loans in which Bank purchased a Participation Interest (including Seller’s servicing rights, if any) are subordinate and inferior to Bank’s Participation Interests in such Mortgage Loans, from and after the date Bank pays the Purchase Price.

5.5 Power of Attorney. Seller hereby irrevocably appoints Bank and each officer of Bank as its attorney-in-fact, with full power of substitution, for, on behalf of, and in the name of Seller, to: (a) endorse and deliver to any Person any notes, checks, drafts, money orders or other instruments of payment coming into Bank’s possession and representing any payment made with respect to any Mortgage Loan in which Bank has purchased a Participation Interest or otherwise received in connection with any Mortgage Loan in which Bank purchased a Participation Interest (including the proceeds from the sale of any such Mortgage Loan received from an Investor), and any collateral and any Firm Commitment therefor; (b) prepare, complete, execute, deliver and record, (i) any endorsement to Bank, any Investor or any other Person, of any applicable Mortgage Note, or (ii) any assignment to Bank, any Investor or any other Person, of the interest in any Mortgage Note, Security Instrument and other related Mortgage Loan documents for a Mortgage Loan in which Bank has purchased a Participation Interest; (c) do anything necessary or desirable to effect transfer of all or any part of each Mortgage Loan in which Bank has purchased a Participation Interest to Bank or to any Investor or any other Person; (d) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Firm Commitment or any Mortgage Loan in which Bank has purchased a Participation Interest; (e) sign Seller’s name wherever appropriate to effectuate the purposes of this Agreement; and (f) to take such further action as Bank may deem appropriate, and to act under changed circumstances, the exact nature of which may not be currently foreseen or foreseeable, in order to fully and completely effectuate Bank’s rights under this Agreement. The powers and authorities herein conferred on Bank may be exercised by Bank through any Person who, at the time of the execution of a particular instrument, is an officer of Bank. The limited power of attorney conferred by this Section is granted for a valuable consideration and is coupled with an interest and, therefore, is irrevocable so long as any duties or obligations to Bank under this Agreement or any other Warehouse Document, or any part thereof, shall remain unpaid or otherwise unsatisfied, or so long as Bank may elect to purchase any Participation Interests hereunder. The limited power of attorney conferred hereunder shall not be affected by any subsequent disability or incapacity of the principal or by the lapse of time. To facilitate processing, Bank may request that Seller execute and

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deliver a separate, limited power of attorney in such form and content required by Bank, but any failure of Bank to request and obtain such separate power of attorney instrument shall not mitigate or undermine the rights and powers conferred under this Section.

5.6 MERS® System. Bank reserves the right to require that all Mortgage Loans in which Bank purchases a Participation Interest be registered and processed on the MERS® System or any other mortgage processing system designated by Bank.

5.7 Regulatory Compliance. In connection with each Mortgage Loan in which Bank purchases a Participation Interest, Seller hereby represents, warrants and certifies to Bank that each such Mortgage Loan was made pursuant to and in accordance with the applicable terms and provisions of the Federal Truth in Lending Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, Dodd-Frank Act, the Interagency Appraisal Guidelines, and all other Laws relating to the financing of Residential Real Property, each of which Laws have been fully satisfied and strictly complied with by Seller or other applicable parties, and that Bank shall have no obligation with respect to the compliance with any such Laws, or the filing of any reports, certifications or other documents or items with or to Borrower, any Governmental Authority, or any other Person whatsoever. IN THIS RESPECT, SELLER HEREBY INDEMNIFIES AND HOLDS HARMLESS BANK FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, LIABILITIES, DAMAGES, PENALTIES, FINES, AND OTHER LIABILITIES AND OBLIGATIONS INCURRED BY OR ASSERTED AGAINST BANK IN CONNECTION WITH ANY BREACH OR INACCURACY OF THE TERMS CONTAINED IN THIS SECTION.

5.8 Verifications. Bank shall have the right to re-verify all information obtained by Seller regarding any Borrower, including verification of employment, verification of deposit and all information included in each related Loan Application. Seller shall cooperate with Bank in such re-verification process. Further, Bank shall have full right and authority to obtain an updated credit report on any Borrower. In such verification process, Seller, upon the request of Bank, shall supply a copy of Borrower’s handwritten, typed or signed Loan Application.

5.9 Servicing Responsibilities. Seller will have the responsibility for the administration and servicing of each Mortgage Loan in which Bank has purchased a Participation Interest until such Mortgage Loan is sold to an Investor. With respect to each Mortgage Loan in which Bank has purchased a Participation Interest, Seller shall be responsible for the period from and after the purchase of the Participation Interest in such Mortgage Loan for the execution of all appropriate notices and all other acts necessary to protect title in Seller and Bank, or their respective successors or assignees, as the case may be, as to the ownership of such Mortgage Loan and for preserving all rights in and to said Mortgage Loan and administering it in all respects consistent with applicable Law, and for servicing the same in a manner consistent with industry practices and with Bank’s policies and practices.

5.10 Remittance. In connection with Seller’s servicing of the Mortgage Loans in which Bank purchased Participation Interests, Seller will forward directly to Bank, Bank’s pro rata share of all funds received under each such Mortgage Loan on or before the next Business Day after Seller’s receipt of the same. If applicable, Seller will properly endorse and deliver not later than the next Business Day to Bank any checks received as payment under any such Mortgage Loans. Nothing contained in this Section authorizes or permits payment to Seller of any amounts which are otherwise required under this Agreement to be paid directly to Bank (including any and all funds paid by an Investor for the purchase of a Mortgage Loan in which Bank purchased a Participation Interest). All funds received by Seller pursuant to this Section shall be held in accordance with Section 5.11.

Mortgage Warehouse Agreement

5.11 Custodial and Trust Provisions.

(a) Any and all amounts required to be paid to Bank hereunder shall be paid to Bank pursuant to the terms and conditions of this Agreement. Without limiting the foregoing, any and all Bank Payment Deliverables received by Seller:

(i) Shall be held by Custodian as agent for Bank for the limited purposes set forth in this Section 5.11(a)(i). In such event, Custodian hereby agrees, in Custodian’s individual capacity, (A) to immediately accept, take custody of and keep safely the Bank Payment Deliverables delivered to Seller, (B) to hold the Bank Payment Deliverables as agent and bailee of Bank for Bank’s sole benefit, (C) (I) to immediately turn over and deliver to Bank each Bank Payment Deliverable, in kind, and in the exact form received, no later than one (1) Business Day after receipt thereof, and concurrently, obtain the endorsement to Bank any instruments or other form of payment payable to Seller but which is to be paid to Bank under this Agreement and (II) not to release any Bank Payment Deliverable to any other Person (including Seller) without Bank’s prior written consent, and (D) to act solely as agent and bailee of Bank with respect to the Bank Payment Deliverables and not to act, with respect to any Bank Payment Deliverable, at the direction or instruction of Seller if inconsistent with the terms and provisions of this Agreement. Nothing contained in this Section authorizes or permits payment to Seller, Custodian or any other Person of any amounts which are required under this Agreement to be paid directly to Bank.

(ii) Shall be held in trust by Seller as the property and for the benefit of Bank to the extent that any such Bank Payment Deliverables are or are deemed to be in or under the custody, possession or control of Seller. In such event, Seller shall, and has a fiduciary duty to Bank, (A) to hold in trust, as the property and for the benefit of Bank, the Bank Payment Deliverables and (B) (I) to immediately turn over and deliver to Bank the Bank each Payment Deliverable, in kind, and in the exact form received, no later than one (1) Business Day after receipt thereof, and concurrently, endorse to Bank any instrument or other form of payment payable to Seller, but which is to be paid to Bank under this Agreement and (II) not to release any Bank Payment Deliverable to any other Person (other than Custodian) without Bank’s prior written consent. Nothing contained in this Section authorizes or permits payment to Seller or any other Person of any amounts which are required under this Agreement to be paid directly to Bank.

(b) Any and all agreements, instruments and documents (including all Closing Deliverables) required to be delivered to Bank hereunder shall be delivered to Bank pursuant to the terms and conditions of this Agreement. Without limiting the foregoing, any and all Bank Document Deliverables received by Seller:

(i) Shall be held by Custodian as agent for Bank for the limited purposes set forth in this Section 5.11(b)(i). In such event, Custodian hereby agrees, in Custodian’s individual capacity, (A) to immediately accept, take custody of and keep safely the Bank Document Deliverables delivered to Seller, (B) to hold the Bank Document Deliverables as agent and bailee of Bank for Bank’s sole benefit, (C) (I) to immediately turn over and deliver to Bank each Bank Document Deliverable no later than one (1) Business Day after receipt thereof (except that Custodian may deliver the applicable Closing Deliverables to Bank by such later time, if any, permitted to Seller by the express terms of this Agreement) and (II) not to release any Bank Document Deliverable to any other Person (including Seller) without Bank’s prior written consent, and (D) to act solely as agent and bailee of Bank with respect to any and all such Bank Document Deliverables and not to act, with respect to any Bank Document Deliverable, at the direction or

Mortgage Warehouse Agreement

instruction of Seller if inconsistent with the terms and provisions of this Agreement. Nothing contained in this Section authorizes or permits the delivery to Seller or Custodian of any Bank Document Deliverables which are required under this Agreement to be delivered directly to Bank.

(ii) Shall be held in trust by Seller as the property and for the benefit of Bank to the extent that any such Bank Document Deliverables are or are deemed to be in or under the custody, possession or control of Seller. In such event, Seller shall, and has a fiduciary duty to Bank, (A) to hold in trust for Bank, and as the property and for the benefit of Bank, the Bank Document Deliverables and (B) (I) to immediately turn over and deliver to Bank each Bank Document Deliverable no later than one (1) Business Day after receipt thereof (except that Seller may deliver the applicable Closing Deliverables to Bank by such later time, if any, permitted by the express terms of this Agreement) and (II) not to release any Bank Document Deliverable to any other Person (other than Custodian) without Bank’s prior written consent. Nothing contained in this Section authorizes or permits the delivery to Seller or any other Person of any Bank Document Deliverables which are required under this Agreement to be delivered directly to Bank.

(c) With respect to each Mortgage Loan in which Bank has purchased a Participation Interest, until such time as such Mortgage Loan has been indefeasibly sold to the applicable Investor (pursuant to the related Firm Commitment unless Seller has been approved in advance by Bank to sell to an Issuer the Qualified Mortgage Loan) and Bank has received all of the proceeds of such sale, any and all agreements, instruments, files, records and other documents related to the Mortgage Loan (including, the applicable credit file and underwriting standards under which Seller approved the Mortgage Loan) other than those (if any) previously delivered to Bank pursuant to the terms of this Agreement, shall be held pursuant to the terms and conditions of Section 5.11(a) and delivered to Bank no later than (1) Business Day after Bank’s request.

(d) The authority of Custodian to act on behalf of Bank shall be limited to the specific authority granted to Custodian in Section 5.11(a)(i) and Section 5.11(b)(i), or as may be hereafter granted to Custodian by Bank in writing. Bank may at any time terminate Custodian’s authority hereunder by providing written notice thereof to Seller and Custodian, and in such event, provided no Event of Default is continuing, Seller shall (i) immediately designate a successor Custodian acceptable to Bank in its sole discretion and (ii) deliver to Bank a written agreement, in such form and content acceptable to Bank, executed by Seller and the successor Custodian pursuant to which the successor Custodian agrees to be bound by the terms of Section 5.11(a)(i) and Section 5.11(b)(i). Further, Custodian may terminate its duties and obligations hereunder by providing at least thirty (30) days advance written notice thereof to Bank; provided that, no later than the date of the termination of Custodian’s duties and obligations hereunder, Seller shall have (i) designated a successor Custodian acceptable to Bank in its sole discretion and (ii) delivered to Bank a written agreement, in such form and content acceptable to Bank, executed by Seller and the successor Custodian pursuant to which the successor Custodian agrees to be bound by the terms of Section 5.11(a)(i) and Section 5.11(b)(i).

5.12 Application of Payments. Any and all sums received by Bank in connection with any Participation Interest in a Mortgage Loan purchased by Bank (including, subject to Section 4.4, the proceeds from the sale to an Investor of a Mortgage Loan in which Bank purchased a Participation Interest) shall be applied and disbursed by Bank in the following order upon Bank’s actual receipt of such sums:

Mortgage Warehouse Agreement

(a) To payment of all outstanding Transaction Fees and other fees, costs and expenses assessed or incurred by Bank and chargeable under this Agreement or any other Warehouse Document with respect to such Mortgage Loan;

(b) To payment of Bank’s accrued but unpaid interest with respect to such Mortgage Loan at the Participation Interest Rate;

(c) To payment of all outstanding principal under such Mortgage Loan allocable to Bank’s Participation Interest therein;

(d) To the payment of all other amounts outstanding (if any) which were disbursed by Bank to Seller in connection with such Mortgage Loan;

(e) To the establishment of escrow reserves if and to the extent required for such Mortgage Loan;

(f) To payment of any outstanding amounts set forth in clauses (a), (b), (c), (d) and (e) of this Section with respect to any other Mortgage Loan in which Bank purchased a Participation Interest that has been sold to an Investor, to be applied and disbursed by Bank in the order set forth in such clauses above;

(g) To any other amounts due by Seller to Bank hereunder, including any amounts necessary to replenish the Pledged Account in order to maintain the Minimum Pledged Balance;

(h) To payment of accrued but unpaid interest and outstanding principal allocable to Seller’s ownership interest in such Mortgage Loan. Any and all such sums due to Seller shall be paid to Seller on or before the next Business Day after receipt thereof by Bank and shall be disbursed by Bank into the Remittance Account; and

(i) Thereafter, as otherwise required to be in compliance with this Agreement.

If any sums received by Bank in connection with the sale to an Investor of a Mortgage Loan in which Bank purchased a Participation Interest is insufficient to pay any and all sums payable to Bank under clauses (a), (b), (c) and (d) of this Section with respect to such Mortgage Loan, then Bank shall be entitled at any time to use any and all available funds in the Pledged Account or otherwise covered by the Pledge Agreement to satisfy such amounts payable to Bank but not to Seller. If after resorting to the foregoing described sources of payment, Bank is still owed any funds under clauses (a), (b), (c) or (d) of this Section, then Seller agrees to pay any such deficiency to Bank immediately upon demand. In the event that Bank uses any funds in the Pledged Account or otherwise covered by the Pledge Agreement to satisfy such amounts payable to Bank, then Seller shall immediately deposit funds into the Pledged in the amount required to fully restore the Minimum Pledged Balance. Bank shall be under no duty at any time to apply any amounts due from any Investor or from any other Person with respect to any purchase of any Mortgage Loan until Bank has actually received such amounts in immediately available funds. Further, notwithstanding anything herein to the contrary, Bank shall be under no duty at any time to apply any amounts representing Investor Payments except pursuant to the procedures set forth in Section 4.4.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

In order to induce Bank to enter into this Agreement and, subject to the terms and conditions of this Agreement, to make Advances for the purchase of Participation Interests in Mortgage Loans, Seller represents and warrants to Bank, to the best of Seller’s knowledge and belief, after due inquiry, as follows:

Mortgage Warehouse Agreement

6.1 Organization and Good Standing. Seller is duly organized and existing in good standing under the Laws of the state of its formation, is duly qualified to do business and is in good standing in all jurisdictions in which it is required to be qualified to do business, and has the power and authority to own its Properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it transacts business in the future.

6.2 Authorization and Power. Seller has the requisite power and authority to, and has taken all action necessary to authorize it to, execute, deliver and perform this Agreement, the other Warehouse Documents to which Seller is a party, and all of the other documents herein contemplated to be executed by Seller or otherwise to be executed by Seller from time to time in connection herewith; Seller will continue at all times during the term of this Agreement to have the requisite power and authority to do the foregoing; and Seller has received, has in its possession, and will maintain in full force and effect and in good standing, any and all federal, state and local licenses or approvals which may be necessary for Seller to undertake the actions required of it pursuant to this Agreement and to conduct its business.

6.3 No Conflicts or Consents. Neither the execution and delivery of this Agreement, the other Warehouse Documents to which Seller is a party, or any other documents to be executed in connection herewith, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any Legal Requirement, or any loan agreement, lease, promissory note, indenture, mortgage, deed of trust, or other agreement or instrument to which Seller is a party or by which Seller or any of its Property may be bound or be subject, or violate any provision of the documents creating or governing Seller.

6.4 Enforceable Obligations. This Agreement, the other Warehouse Documents, and all other documents to be executed in connection herewith, to which Seller is or will become a party, are or upon execution will be the legal, valid and binding obligations of Seller, are enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other Laws of general application relating to the enforcement of creditors’ rights.

6.5 Valid Interest. Upon funding of an Advance for the purchase a Participation Interest in a Mortgage Loan, Bank shall have a valid, unencumbered Participation Interest in such Mortgage Loan.

6.6 No Liens. All Mortgage Loans are free and clear of all Liens and other adverse claims of any nature, other than the Liens created by the Mortgage Loan documents, and neither Seller nor any Person claiming by or through Seller or otherwise has any right, title or interest (including servicing rights) in and to Bank’s Participation Interest in such Mortgage Loans.

6.7 Financial Condition. Seller has delivered to Bank copies of its most recent balance sheet, and the related statements of income, stockholders’ equity and changes in financial position for the year ending on the date indicated therein, audited by independent certified public accountants; such financial statements are true and correct, fairly present the financial condition of Seller as of such date and have been prepared in accordance with GAAP as of the date hereof; there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long term commitments) of Seller which are not reflected in such financial statements; and no change having a material adverse effect has occurred in the financial condition or business of Seller since the date of such financial statements.

Mortgage Warehouse Agreement

6.8 Material Agreements. To the best of its knowledge, Seller is not in default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Properties is bound, and the execution of this Agreement and the other Warehouse Documents to which Seller is a party, and Seller’s performance of its duties and obligations hereunder and thereunder, will not cause a default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which Seller is a party or by which any of its Properties is bound.

6.9 No Litigation. Except as previously disclosed to Bank in writing, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Seller, threatened against Seller which, if determined adversely to Seller, may have a material adverse effect on Seller or its financial condition.

6.10 Taxes. All tax returns required to be filed by Seller in any jurisdiction have been filed and all taxes, assessments, fees and other governmental charges upon Seller or upon any of its Properties, income or franchises have been paid (if applicable, prior to the time that such taxes, assessments, fees or other governmental charges could give rise to a Lien), unless protested in good faith by appropriate proceedings. There is no proposed tax assessment against Seller.

6.11 No Approvals Required. Neither the execution and delivery of this Agreement, the other Warehouse Documents to which Seller is a party, and all other documents to be executed in connection herewith, nor the consummation of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration, recording or filing of any document with, or the taking of any other action in respect of, any Governmental Authority or other Person.

6.12 Representations as to Mortgage Loans. As to each Mortgage Loan in which a Participation Interest is being purchased by Bank (and with regard to the related Request, Mortgage Note, Security Instrument, Mortgage Property, Borrower and Investor for each such Mortgage Loan), Seller represents and warrants as follows:

(a) The applicable documents for the Mortgage Loan (including the Mortgage Note and Security Instrument) will have been duly executed by the Borrower, and where applicable, acknowledged, and recorded; and the Mortgage Loan is valid and complies with all applicable lending Laws applicable to the Borrower, Seller and Bank and with respect to the Residential Real Property;

(b) There has been no assignment, sale or hypothecation of the Mortgage Loan by Seller, and the Mortgage Loan is free and clear of all Liens and other encumbrances;

(c) The outstanding principal balance of the Mortgage Loan will be as stated in the Request; all costs, fees and expenses incurred in making, closing and recording the Mortgage Loan will have been paid; no part of the Mortgaged Property has been released from the Lien of the Security Instrument; the terms of the Mortgage Loan have in no way been changed or modified from that represented in the Request; the Mortgage Loan is current and not in default; and all taxes and assessments against the Mortgaged Property have been paid in full or properly provided for through escrow of funds being assigned and delivered to Bank with the other Mortgage Loan documents;

(d) The Mortgaged Property is in good repair and is free from substantial damage;

Mortgage Warehouse Agreement

(e) The Mortgage Loan which Seller represents to be insured by a private mortgage insurer will be so insured;

(f) All applicable Laws have been complied with, including (as applicable) the Dodd-Frank Act, the Interagency Appraisal Guidelines, the Laws and regulations for insurance of accounts by the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Real Estate Settlement Procedures Act, Regulation X, the Equal Credit Opportunity Act and Regulation B, the Fair Credit Reporting Act, the Fair Housing Act, the Flood Disaster Protection Act, the Federal Truth in Lending Act of 1968 and Regulation Z, the Depository Institutions Deregulation and Monetary Control Act of 1980, the Garn St. Germain Depository Institutions Acts of 1982, the Cranston Gonzales Affordable Housing Act, the Home Mortgage Disclosures Act, and regulations issued pursuant thereto, usury limitations, and all conditions within the control of Seller as to the validity of the insurance or guaranty as required by the National Housing Act of 1934, and the rules and regulations thereunder, or as required by the Servicemen’s Readjustment Act of 1944, and the rules and regulations thereunder, or by the mortgage insurers and other insurers, have been properly satisfied, and said insurance or guaranty is valid and enforceable;

(g) The endorsement of the Mortgage Note by or on behalf of Seller (whether executed by Seller or by Bank pursuant to the power of attorney herein granted or such other power of attorney delivered by Seller to Bank in accordance with this Agreement) and the assignment of the Mortgage Note, Security Instrument and the other Mortgage Loan documents (whether executed by Seller or by Bank pursuant to the power of attorney herein granted or such other power of attorney delivered by Seller to Bank in accordance with this Agreement) will be valid and enforceable under all applicable Law;

(h) At the time the Mortgage Loan was originated, (i) if the Mortgage Loan is a FNMA or FHLMC eligible loan, Seller complied fully with the underwriting guidelines then in effect for FNMA or FHLMC or (ii) if the Mortgage Loan not a FNMA or FHLMC eligible loan, Seller complied fully with the underwriting guidelines of the Investor;

(i) All conditions as to the validity of the applicable insurance as required by all Legal Requirements and by private mortgage insurance companies or other insurers, if and to the extent applicable, will have been properly satisfied, and said insurance is valid and enforceable;

(j) Seller will have obtained, and have in its possession, in due form, all documentation (except those documents executed at the closing of the Mortgage Loan, which are or will be, at such time, in the possession of the Escrow Agent) required to legally effect such Mortgage Loan prior to or upon closing, and all such documentation will be held and delivered to Bank pursuant to the terms and conditions of this Agreement;

(k) No default will exist as to the Mortgage Loan;

(l) The Mortgage Loan is valid and, to the best of Seller’s knowledge, secured by a valid first Lien on the Mortgaged Property, and the Mortgaged Property is free and clear of all Liens, claims and encumbrances having priority over the Lien of the Mortgage Loan except for any real estate taxes and special assessments not yet due and payable. A Title Policy will be furnished to Bank and will insure Seller its successors and/or assigns) as the holder of the Mortgage Note for the Mortgage Loan, and its successors and assigns, with respect to the Mortgage Loan, without exceptions, as holding the first Lien against the Mortgaged Property for the full amount of the Mortgage Loan. Seller, or an attorney acting on Seller’s behalf, has obtained and reviewed a Title Commitment to insure the title and first Lien on the Mortgaged Property to assure that the forgoing warranty is true and correct;

Mortgage Warehouse Agreement

(m) The Mortgage Loan is not delinquent and there are no defaults by the Borrower in complying with the terms of the Mortgage Loan, and, to the best of Seller’s knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges relating to any of the Mortgaged Property which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid;

(n) Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a Person other than the Borrower, directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest;

(o) To the best of Seller’s knowledge, all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries of the Mortgaged Property and do not encroach upon building restriction lines, and no improvements on adjoining properties encroach upon the Mortgaged Property. Seller has obtained a Title Policy without exceptions for boundary line and building line encroachments; and

(p) Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Borrower or the Borrower’s credit standing that can be reasonably expected to cause the Investor or any other private institutional investors, FNMA, FHLMC, or GNMA to regard the loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan.

6.13 Other Warehousing Facilities. Listed on Exhibit G are all current mortgage warehousing facilities of Seller other than with Bank. Seller covenants and agrees to notify Bank in writing prior to entering into any other warehousing facilities. In addition, Seller covenants and agrees to promptly notify Bank in writing regarding any material change in any warehouse facility of Seller (including as to the maximum amount of such facility) or any default by Seller under any such warehouse facility.

6.14 Affiliate Escrow Agents. Listed on Exhibit H are all current title companies and other Persons that provide closing services in connection with residential mortgage loan transactions which are directly or indirectly controlled by Seller or under common control with Seller (each an “Affiliate Escrow Agent”). In addition, Seller represents and warrants that, prior to the Effective Date, Seller has delivered to Bank true, correct and complete copies of the financial statements for each Affiliate Escrow Agent. Seller covenants and agrees to promptly notify Bank in writing regarding any new Affiliate Escrow Agents arising after the Effective Date.

6.15 Survival of Representations. All representations and warranties (other than representations and warranties in Section 6.12 with respect to Mortgage Loans in which Bank no longer owns any Participation Interests) by Seller herein shall survive the termination or expiration of this Agreement, and all documents to be executed in connection herewith and the making of any and all Advances. Any and all investigations at any time made by or on behalf of Bank shall not limit, impair or diminish Bank’s right to rely on any and all representations and warranties by Seller herein.

Mortgage Warehouse Agreement

ARTICLE 7

AFFIRMATIVE COVENANTS

At all times during the term of this Agreement, and thereafter until Seller shall have performed all of its obligations hereunder, Seller covenants and agrees that:

7.1 Financial Statements and Reports. Seller shall furnish to Bank the following, all in form and detail satisfactory to Bank:

(a) Promptly after becoming available, and in any event within ninety (90) days after the close of each fiscal year of Seller, an audited balance sheet of Seller as of the end of such year, and an audited statement of income and stockholder’s equity of Seller for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the related report of independent certified public accountants acceptable to Bank, which report shall be to the effect that such statements have been prepared in accordance with GAAP;

(b) If requested by Bank, on or before the thirtieth (30th) day of any calendar month: (i) a statement of income and expenses of Seller for the prior calendar month; and (ii) a statement, in form and substance acceptable to Bank, setting forth the status, as of the last day of the prior calendar month, of all Loan Applications being processed by Seller for closing and sale to Bank pursuant hereto;

(c) Promptly after becoming available, and in any event within forty-five (45) days after the close of each fiscal quarter of Seller, balance sheets of Seller as of the end of such fiscal quarter and end of prior fiscal year, statements of income for the fiscal quarter and fiscal year-to-date period and corresponding fiscal quarters of the preceding fiscal years and statement of stockholder’s equity for the fiscal year-to-date period, prepared in accordance with GAAP and certified by the principal financial officer of Seller. Such quarterly financial statements shall be prepared on a consolidated basis and shall include the financial information of such entities required by Bank;

(d) If Seller has been approved by Bank to sell Mortgage Loans to Issuers, weekly hedging reports, in such form and content required by Bank;

(e) Promptly upon receipt thereof, a copy of each other report submitted to Seller by independent accountants in connection with any annual, interim or special audit of the books of Seller; and

(f) Such other information concerning the business, Properties or financial condition of Seller as Bank may reasonably request.

7.2 Taxes and Other Liens. Seller shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its Property or the Mortgage Loans; provided, however, Seller shall not be required to pay any such tax, assessment, charge, levy or claim regarding its Property (other than Mortgage Loans in which a Participation Interest is being purchased by Bank) if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of Seller and if Seller shall have set up reserves therefor adequate under GAAP.

Mortgage Warehouse Agreement

7.3 Maintenance. Seller shall: (a) maintain its existence and all of its licenses, permits, franchises, qualifications and rights that are necessary in order for Seller to conduct its business; (b) observe and comply in all material respects with all Legal Requirements; and (c) maintain its Properties and all Properties leased by or consigned to it or held under title retention or conditional sales contracts in such condition at all times as is necessary for the proper conduct of its business.

7.4 Further Assurances. Seller shall promptly cure any defects in the execution and delivery of this Agreement, the other Warehouse Documents, and all other documents executed in connection herewith. Seller shall, at its expense, promptly execute and deliver to Bank, upon Bank’s reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Seller in this Agreement, the other Warehouse Documents and all documents executed in connection herewith. In addition, Seller will provide Bank with any and all documentation required by Bank relating to the business and background of Seller and its directors, officers, employees and representatives, and any certifications reasonably required by Bank to verify Seller’s compliance with any applicable Laws.

7.5 Accounts. To facilitate the transfer of funds contemplated by this Agreement, Seller shall establish and maintain at Bank each of the Accounts.

7.6 Required Web-Based Applications and Software. To facilitate the purchase and sale of the Participation Interests contemplated by this Agreement, Seller shall execute and deliver to Bank the Software Agreement and/or such other agreements regarding the license or use of certain web-based applications and/or software required by Bank from time to time, and shall implement and utilize such applications and/or software contemplated thereby until otherwise instructed by Bank. Seller acknowledges that it shall be required to purchase certain hardware and software and related equipment and peripherals in order to properly utilize such applications and/or software required by Bank.

7.7 Reimbursement of Expenses. Seller shall pay, upon demand by Bank, all out of pocket fees and expenses incurred by Bank in negotiating or entering into this Agreement or in administering or enforcing its rights and remedies under this Agreement, the other Warehouse Documents, and all other documents executed in connection herewith, which amounts shall include all court costs, attorneys’ fees (including for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Bank in connection with any such matters, together with interest at the highest rate allowed by applicable Law on each such amount from the date of written demand or request for reimbursement until the date of reimbursement. Seller and Bank shall otherwise each be responsible for their own out of pocket expenses unless expressly provided otherwise in this Agreement or the other Warehouse Documents.

7.8 Insurance. Seller shall maintain with financially sound and reputable insurers, insurance with respect to its business and Properties against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated and as required by Bank. The insurance required herein shall include, at a minimum: (a) a fidelity bond of at least One Million and No/100 Dollars ($1,000,000.00); and (b) an errors and omissions policy with minimum coverage of at least One Million and No/100 Dollars ($1,000,000.00); each with maximum deductibles of Fifty Thousand and No/100 Dollars ($50,000.00) and each in such form, with endorsements and issued by insurers reasonably acceptable to Bank. Bank reserves the right, in its sole and absolute discretion, to increase such insurance coverage requirements for Seller ab initio or from time to time during the term of this Agreement.

Mortgage Warehouse Agreement

7.9 Accounts and Records. Seller shall keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with GAAP. Seller shall maintain its deposit accounts, certificates of deposit and other similar accounts only in accounts insured by an agency of the United States of America with depository institutions having capital, surplus and undivided profits aggregating at least Twenty Million and No/100 Dollars ($20,000,000.00).

7.10 Right of Inspection. Seller shall permit any officer, employee, agent or representative of Bank: (a) with at least twenty-four hours (24) written notice, to examine Seller’s books of record and accounts and any and all files and records relating to the Mortgage Loans in which Bank has purchased or will purchase a Participation Interest (including any in-file credit reports), and make copies and extracts of any and all of the foregoing; and (b) discuss the affairs, finances and accounts of Seller with Seller’s officers, accountants and auditors.

7.11 Notice of Certain Events. Seller shall promptly notify Bank of any event or notice thereof which would or could have a material adverse effect upon Seller. Without limiting the generality of the foregoing, Seller shall promptly deliver to Bank copies of all notices and other documents and correspondence from any Governmental Authority regarding any alleged non-compliance or potential non-compliance with the Dodd-Frank Act or any other Legal Requirement.

7.12 Performance of Certain Obligations. Seller shall perform and observe the provisions of each Firm Commitment, and shall not agree or consent to any modification of any Firm Commitment after same has been presented to Bank, without the prior written approval of Bank.

7.13 Notice of Default. Seller shall furnish to Bank immediately upon becoming aware of the existence of any Event of Default, a written notice specifying the nature and period of existence thereof and the action which Seller is taking or proposes to take with respect thereto.

7.14 Compliance with Documents. Seller shall promptly and fully comply with any and all covenants, agreements and provisions of this Agreement, the other Warehouse Documents to which Seller is a party, and all other documents executed in connection with this Agreement.

7.15 Reserved.

7.16 Records. Seller will maintain in its files all records relating to each Mortgage Loan in which a Participation Interest is purchased by Bank for the period of time required by applicable Law, but in no event for less than twenty-five (25) months from the purchase of such Participation Interest by Bank. Within twenty-four (24) hours following any demand therefor, Seller will supply Bank with certified copies and/or originals of any such records. Further, Bank shall have the right to inspect and make copies of the same at Seller’s office in accordance with Section 7.10.

7.17 Additional Covenants. Seller shall at all times during the term of this Agreement comply with each covenant set forth the addendum (if any) executed by Seller and Bank attached hereto as Exhibit F.

7.18 INDEMNIFICATION. SELLER SHALL INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS BANK, EACH AFFILIATE OF BANK, AND EACH OF ITS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL LOSSES , LIABILITIES, DAMAGES, CLAIMS, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES), ACTIONS, PROCEEDINGS, OR DISPUTES INCURRED OR SUFFERED OR TO WHICH ANY INDEMNIFIED PARTY MAY BECOME

Mortgage Warehouse Agreement

SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO THIS AGREEMENT, THE OTHER WAREHOUSE DOCUMENTS, THE MORTGAGE LOANS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN EACH CASE, SOLELY RELATING TO CLAIMS OF ANY PERSON OTHER THAN SELLER OR FOR WHICH A REMEDY IS NOT OTHERWISE EXPRESSLY PROVIDED HEREIN, RESULTING FROM: (A) ANY NEGLIGENT OR FRAUDULENT ACT OR OMISSION OF SELLER OR ITS AGENTS OR EMPLOYEES; (B) ANY BREACH BY SELLER OF ANY MATERIAL WARRANTY OR REPRESENTATION CONTAINED HEREIN; (C) ANY BREACH BY SELLER OF ANY MATERIAL TERM OR CONDITION OF THIS AGREEMENT; (D) SELLER’S USE FOR ANY MORTGAGE LOAN OF ANY FORM OR DOCUMENT NOT PROVIDED OR APPROVED BY BANK; (D) ANY MISCALCULATIONS AND OTHER ERRORS WHICH RESULT FROM SELLER’S INDEPENDENT PROCESSING PROCEDURES OR ITS MISUSE OR ALTERATION OF ANY FORMS OR DOCUMENTS PROVIDED OR APPROVED BY BANK; OR (F) ANY FAILURE BY SELLER TO COMPLY WITH ANY LAW. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER WAREHOUSE DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON; PROVIDED, HOWEVER, THE INDEMNITIES PROVIDED IN THIS SECTION DO NOT EXTEND TO LOSSES, LIABILITIES, CLAIMS, OR DAMAGES CAUSED BY BANK’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. BANK MAY EMPLOY AN ATTORNEY OR ATTORNEYS TO PROTECT OR ENFORCE ITS RIGHTS, REMEDIES AND RECOURSES UNDER THIS AGREEMENT AND THE OTHER WAREHOUSE DOCUMENTS, AND TO ADVISE AND DEFEND BANK WITH RESPECT TO ANY SUCH ACTIONS AND OTHER MATTERS. SELLER SHALL REIMBURSE BANK FOR THEIR RESPECTIVE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS) IMMEDIATELY UPON RECEIPT OF A WRITTEN DEMAND THEREFOR, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS HEREUNDER SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY BANK. ANY PAYMENTS NOT MADE WITHIN FIVE (5) DAYS AFTER WRITTEN DEMAND THEREFOR SHALL BEAR INTEREST AT THE HIGHEST RATE PERMITTED UNDER APPLICABLE LAW FROM THE DATE OF SUCH DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT. EACH OF BANK AND SELLER AGREES NOT TO ASSERT ANY CLAIM AGAINST THE OTHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT (BUT EXCLUDING ANY ATTORNEYS’ FEES AND COSTS OF BANK PAYABLE BY SELLER HEREUNDER), CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE WAREHOUSE DOCUMENTS, THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE TRANSACTIONS, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.19 Audit. Seller shall permit any third-party consultant engaged by Bank (each an “Auditor”), at the expense of Seller, to inspect and conduct an audit of Seller’s business operations and records related thereto; provided, however, if such audit is conducted by Bank more than once during any fiscal year, and such additional audit is not the result of the occurrence and continuation of an Event of Default, Bank shall be responsible for the fee payable to the Auditor that performed such additional audit. In connection with each audit, Seller shall cooperate with the Auditor and will cause Seller’s employees,

Mortgage Warehouse Agreement

agents and contractors to cooperate with the Auditor, and Seller shall furnish or cause to be furnished to the Auditor such information and documentation the Auditor may consider necessary or useful in connection with the performance of the audit.

ARTICLE 8

NEGATIVE COVENANTS

At all times during the term of this Agreement, and thereafter until Seller shall have performed all of its obligations hereunder, Seller covenants and agrees that:

8.1 No Merger, Etc. Without the prior written consent of Bank, Seller shall not: (a) become a party to any merger or consolidation; (b) purchase or otherwise acquire all or any part of the assets or shares or other evidence of beneficial ownership of any Person; (c) sell or otherwise transfer all or substantially all of the assets or Properties of Seller to any other Person; (d) remove or transfer to any other Person affiliated with Seller, any of the key employees or principal officers of Seller, as determined by Bank in its sole and absolute discretion; or (e) wind-up, dissolve or liquidate. If Seller takes such action while no sums are outstanding hereunder, such action must be disclosed to Bank in writing and approved by Bank in writing prior to Bank making any further Advances hereunder.

8.2 Fiscal Year; Method of Accounting. Other than in connection with the acquisition of Seller by Walter Investment Management Corp. or its permitted assignees under that certain stock purchase agreement for the purchase of 100% of the equity interest in Seller, Seller shall not, without giving prior written notice to Bank, change its fiscal year or method of accounting.

8.3 Actions with respect to Mortgage Loans. Seller shall not:

(a) Release the Lien of any Security Instrument of any Mortgage Loan in which a Participation Interest is being or has been purchased by Bank; or

(b) Grant, create, incur, permit or suffer to exist any Lien upon the Mortgaged Property which is security for any Mortgage Loan in which a Participation Interest is owned by or is being sold to Bank except for the Lien granted under the Security Instrument of such Mortgage Loan.

8.4 Compliance with Material Agreements. Seller shall not permit any default to occur with respect to any material agreement, indenture, mortgage or document binding on it or affecting its Property or business, if such default may have a material adverse effect on the financial condition or business of Seller.

8.5 Seller’s Representations Regarding Interests Sold. Seller will not represent to any Person that Seller owns all or any portion of the Participation Interests purchased by Bank under this Agreement.

ARTICLE 9

EVENTS OF DEFAULT;

CERTAIN RIGHTS AND REMEDIES OF BANK

9.1 Events of Default. An Event of Default shall exist if any one or more of the following occurs:

(a) Seller shall fail to punctually make any payment of fees or other sums when due hereunder, or under any other Warehouse Document to which it is a party or other document executed in connection herewith, and such failure shall continue for a period of three (3) days thereafter;

Mortgage Warehouse Agreement

(b) The failure or refusal of Seller or any other Obligated Party to perform, observe or comply with any covenant or agreement contained in this Agreement, any other Warehouse Document or any other document executed in connection herewith, which failure or refusal is not otherwise addressed in this Section, and such failure or refusal continues for a period of five (5) days following the earlier of knowledge by Seller or notification by Buyer to Seller in writing in accordance with Section 10.5 hereof;

(c) Any material statement, warranty or representation made at any time by or on behalf of Seller or any other Obligated Party in this Agreement, any other Warehouse Document or any document executed in connection herewith, or in any writing, or any statement or representation made in any certificate, report, or opinion delivered to Bank pursuant to any Warehouse Document, is false, calculated to mislead, misleading or erroneous in any material respect at the time made; provided, however, notwithstanding the foregoing, any such false, misleading or erroneous statement, warranty or representation with respect to the matters set forth in Section 6.12 shall not constitute a Default so long as (i) at any given time, false, misleading or erroneous statements, warranties or representations regarding the matters set forth in Section 6.12 have not been made with respect to Mortgage Loans (in which Bank holds Participation Interests) which, in the aggregate, have a total outstanding principal balance of not less than $1,000,000.00 and (ii) pursuant to Section 4.7 and as otherwise required under this Agreement, Seller shall repurchase Bank’s respective Participation Interest in each Mortgage Loan for which a false, misleading or erroneous statement, warranty or representation was made with respect to the matters set forth in Section 6.12;

(d) An event of default shall occur (after the expiration of any applicable grace and cure periods) (i) in the punctual payment of any material indebtedness of Seller or any other Obligated Party owing to any Person (other than Bank), or in the performance, observance or compliance with any other covenant, agreement or obligation of any agreement executed in connection therewith or (ii) in the performance of any other material agreement binding upon Seller or any other Obligated Party, in each case, that has not been waived in writing by the applicable counterparty;

(e) Seller or any other Obligated Party shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of such Person or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy, admit in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any action for the purpose of effecting any of the foregoing;

(f) An involuntary petition or complaint shall be filed against Seller or any other Obligated Party seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of it, or of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within thirty (30) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of such Person or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days;

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(g) Seller shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for payment of money in excess of One Million and No/100 Dollars ($1,000,000.00) that is not otherwise being satisfied in accordance with its terms and is not stayed on appeal or otherwise being contested in good faith;

(h) Any event of default shall occur (after the expiration of any applicable grace and cure periods) under any documents evidencing, securing or pertaining to any indebtedness of Seller or any other Obligated Party to Bank that has not been waived in writing by the Bank;

(i) Any Person shall levy on, seize, or attach all or any material portion of the Property of Seller or any other Obligated Party which is not permanently dismissed or discharged within thirty (30) days after commencement of such action;

(j) The failure to deliver any Closing Deliverables to Bank pursuant to the terms and conditions of Article 3 and such failure shall continue for two (2) days after written notice thereof from Bank; provided, however, that Bank shall not be required to give more than three (3) such notices in any twelve (12)-month period.

(l) The dissolution of Seller or any other Obligated Party which is an entity for any reason, or the death or incapacity of any Obligated Party who is an individual;

(m) Other than in connection with the acquisition of the Seller by Walter Investment Management Corp. or its permitted assignees under that certain stock purchase agreement for the purchase of 100% of the equity interest in Seller, without the prior written consent of Bank, more than twenty percent (20.0%) in the aggregate of the record or beneficial ownership of Seller shall have been transferred, assigned or hypothecated to any Person when compared to such ownership as of the Effective Date;

(n) Other than in connection with the acquisition of the Seller by Walter Investment Management Corp. or its permitted assignees under that certain stock purchase agreement for the purchase of 100% of the equity interest in Seller, any material adverse change in the financial condition of Seller or any other Obligated Party from the condition shown on the financial statements submitted to Bank and relied upon by Bank in connection with the execution of this Agreement, which change would materially and adversely affect the ability of Seller or any other Obligated Party to perform the obligations of any such party to Bank under any Warehouse Document, the materiality and adverse effect of such change in financial condition to be reasonably determined by Bank in accordance with its credit standards and underwriting practices in effect at the time of making such determination; or

(o) The failure or refusal of Seller or any other Obligated Party to perform, observe or comply with any covenant or agreement contained in Section 4.6 or Section 4.7.

Notwithstanding anything to the contrary in this Agreement or in any of the Warehouse Documents, Seller and Bank agree that prior to Tuesday, November 6, 2012, no (i) breach of any representation, warranty or covenant contained in this Agreement or in any of the Warehouse Documents or (ii) default or Event of Default under this Agreement or under any of the Warehouse Documents shall occur as a result of the creation or the existence of any lien or encumbrance on any Mortgage Loan pursuant to that certain First Lien Credit Agreement, dated as of July 1, 2011, between Walter Investment Management

Mortgage Warehouse Agreement

Corp. and the lenders specified therein or pursuant to any documents ancillary thereto so long as such liens and encumbrances are subordinate to any and all liens, encumbrances and interests of Bank in and to such Mortgage Loans.

9.2 Default Remedies. Upon the occurrence of an Event of Default, without any presentment, demand, protest, notice of protest and nonpayment, or other notice of any kind, all of which are hereby expressly waived by Seller, Bank may, in its sole and absolute discretion, immediately: (a) terminate Seller’s rights hereunder to request Bank to purchase Participation Interests, “suspend” Seller’s rights hereunder to request Bank to purchase Participation Interests, and/or exercise Bank’s other rights and remedies hereunder; (b) pursuant to the power of attorney conferred to Bank by Seller in connection with this Agreement (and in reliance of Section 10.18 in the event that Bank exercises the following remedy after the occurrence of an Event of Default specified in Section 9.1(e) or Section 9.1(f)), sell in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as Bank shall reasonably deem satisfactory, any or all Mortgage Loans in which Bank then holds Participation Interests and apply the proceeds thereof to the aggregate outstanding Advances by Bank for purchase the Participation Interests and to any other amounts owing to Bank in connection with this Agreement or the other Warehouse Documents, in such order and amounts determined by Bank; (c) exercise its rights and remedies under any Pledge Agreement, any other Warehouse Document or other document or instrument executed in connection with this Agreement; and/or (d) exercise any other right or remedy otherwise available to Bank at law or in equity. Without limiting the generality of the foregoing, upon the occurrence of an Event of Default as specified in Section 9.1(k) or Section 9.1(l), Bank may demand that either: (a) Seller shall take immediate action to promptly locate a new Investor acceptable to Bank and/or obtain a new Firm Commitment from such Investor; or (b) Seller repurchase the Participation Interest in the Mortgage Loans which are affected by such Sections. Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) or Section 9.1(f) occurs, fees and other sums due hereunder shall become automatically and immediately due and payable, both without any action by Bank and without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary.

ARTICLE 10

MISCELLANEOUS

10.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or other financial or accounting computation is required to be made for the purposes of this Agreement or the other Warehouse Documents, such determination shall be made in accordance with GAAP, except where such principles are inconsistent with the requirements of this Agreement. In addition, any accounting term used in this Agreement or the other Warehouse Documents shall have, unless otherwise specifically provided therein, the meaning customarily given to such term in accordance with GAAP or other method of accounting acceptable to Bank.

10.2 Time. Time is of the essence of each and every term of this Agreement and the other Warehouse Documents.

10.3 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or any other Warehouse Document or the exhibits or addenda hereto or thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the content of such articles, sections, subsections or other divisions, such content being controlling as to the agreement between the parties hereto.

Mortgage Warehouse Agreement

10.4 Seller’s Status. It is agreed that Seller and Bank are not partners or joint venturers, and nothing contained herein shall be construed to create a partnership, joint venture or similar relationship between the parties. Seller shall not act as or hold itself out to the public as being an agent for Bank, but is to act in all loan origination, administration and servicing matters hereunder for itself only, except to the extent that Seller is required under this Agreement to act as a trustee with fiduciary duties to hold for the benefit of Bank the Mortgage Loans and the Mortgage Loan documents, and any and all funds and receipts, whether as principal, interest, escrows of otherwise, in respect of any Mortgage Loan in which a Participation Interest is owned by Bank, and to make the remittances of any and all such documents and funds as specified in this Agreement. It further is agreed that Seller, as trustee, shall not assign its responsibilities under this Agreement except in accordance with this Agreement.

10.5 Notices. Any and all notices, requests and other communications required or permitted to be given under or in connection with this Agreement, the other Warehouse Documents or any other documents executed in connection herewith, except as otherwise provided herein or therein, shall be in writing and mailed, faxed, or sent by electronic mail to the respective address, facsimile number or email address, and to the attention of the designated recipient, provided below for Bank and provided on the signature page of this Agreement for Seller (or to such other address, facsimile number or email address, or to such designated recipient, as either party may designate in a written notice to the other party furnished pursuant to this Section). Such notices, requests and other communications so sent shall be deemed to have been given immediately if made by facsimile or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), or one (1) day after sending by recognized national overnight courier company, signature of recipient required if to Seller or Bank; any notice, request and other communication sent by any other means shall be deemed made when actually received in writing by the designated recipient of the party to which notice is provided in accordance with this Section. Notwithstanding the foregoing, Requests or communications related to a Request shall not be effective until actually received by Bank. Bank’s address for notices is:

TEXAS CAPITAL BANK, N.A.

2350 Lakeside Boulevard, Suite 310

Richardson, Texas 75082

Attention:         Jack Nunnery, Executive Vice President

Facsimile:        (800) 542-0353

E-mail:             jack.nunnery@texascapitalbank.com

10.6 Amendments and Waivers. Subject to Section 10.7, any provision of this Agreement or any other Warehouse Document or any other documents executed in connection herewith, may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all the parties to this Agreement, such Warehouse Document or such other documents, as the case may be.

10.7 Amendment Due to Government Regulation. Both Bank and Seller understand that Bank is subject to the supervision of various Governmental Authorities. Should any Governmental Authority direct Bank to discontinue any practice set forth herein or to amend the terms hereof, Bank shall take immediate action to do so and shall notify Seller of such action. Seller hereby consents to such action and agrees to enter into any amendment or termination hereof as may be reasonably required by Bank to bring Bank into full compliance with applicable Laws.

10.8 Disclosure of Information. Seller agrees that Bank may elect, at any time and in its sole discretion, to sell and grant an undivided percentage interest in all or a portion of Bank’s Participation Interests to one or more financial institutions, private investors and/or other entities (collectively, “Sub-Participants”). Seller further agrees that Bank may disseminate to any such actual or potential Sub-Participants all documents and information (including, without limitation, all financial information) which

Mortgage Warehouse Agreement

has been or is hereafter provided to or known to Bank in connection with this Agreement, including, with respect to Seller, each Obligated Party and each Mortgage Loan in which Bank has purchased a Participation Interest; provided, however, that any such documents or information (including financial information) disclosed by Bank to a Sub-Participant shall be subject to the provisions of a confidentiality agreement (in a form substantially similar in all material respects to the form pre-approved by Seller on or prior to the date on which this Agreement is executed by Seller).

10.9 Invalidity. In the event that any one or more of the provisions contained in this Agreement, any Warehouse Document or any other documents executed in connection herewith or therewith shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, the other Warehouse Documents or any other documents executed in connection herewith or therewith.

10.10 Survival. All covenants, agreements, representations and warranties made herein and in any other Warehouse Document shall continue in full force and effect as long as Bank has the right to purchase Participation Interests hereunder and until all obligations to Bank hereunder and thereunder have been fully satisfied and discharged. Without limiting the generality of the foregoing, termination of this Agreement by either party pursuant to the terms of this Agreement shall not relieve Seller of: (a) its duties, obligations, representations, warranties, covenants, agreements or indemnities which accrued under this Agreement prior to the Effective Purchase/Sale Termination Date or the Termination Date; or (b) performance of its duties and obligations hereunder so long as any Mortgage Loan in which Bank owns a Participation Interest remains unsold to an Investor.

10.11 Successors and Assigns; Notice of Merger, Acquisition or Sale.

(a) All covenants and agreements contained by or on behalf of Seller in this Agreement or any Warehouse Document shall bind Seller’s successors and assigns and shall inure to the benefit of Bank and its successors and assigns. Seller shall not, however, have the right to assign its rights under this Agreement or any interest herein, without the prior written consent of Bank, which consent may be withheld by Bank for any reason.

(b) Bank shall promptly notify Seller in writing if: (i) Bank is acquired by merger or acquisition or if Bank otherwise conveys substantially all of its assets and/or (ii) Bank sells its Warehouse Lending Group (including, all, but not less than all, rights, titles and interests of Bank in and to this Agreement).

10.12 Intentionally Omitted.

10.13 Bank’s Consent or Approval. Except where otherwise expressly provided in this Agreement or the other Warehouse Documents, in any instance under this Agreement or the other Warehouse Documents where the approval, consent or the exercise of judgment of Bank is required: (a) the granting or denial of such approval or consent and the exercise of such judgment shall be (i) within the sole discretion of Bank and (ii) deemed to have been given only by a specific writing intended for that purpose and executed by Bank; and (b) in order to be effective, such approval, consent or exercise of judgment must be given by Bank prior to the applicable action to be taken by Seller which requires Bank’s approval, consent or exercise of judgment, unless otherwise agreed to in writing by Bank. Each provision for consent, approval, inspection, review, or verification by Bank is for Bank’s own purposes and benefit only.

Mortgage Warehouse Agreement

10.14 Cumulative Rights. The rights and remedies of Bank under this Agreement and any other documents executed in connection herewith shall be cumulative, and shall be in addition to any rights and remedies of Bank at law or in equity.

10.15 Acceptance of Agreement in Texas; Governing Law. Seller has signed this Agreement and submits it to Bank for acceptance at Bank’s offices in Richardson, Collin County, Texas. Seller and Bank shall make all payments and perform all other obligations arising hereunder at Collin County, Texas, and this Agreement is made and entered into at Collin County, Texas. This Agreement and all of the terms and conditions hereof and the rights of the parties hereto shall be governed by and interpreted in accordance with the Laws of the State of Texas and venue for any legal action brought hereunder shall lie in Collin County, Texas.

10.16 Seller’s Understanding. Seller has read this Agreement and has had the opportunity to seek and/or receive counsel from an attorney of Seller’s choice as to the effects hereof.

10.17 Nature of Transactions.

(a) The relationship established by this Agreement and the other Warehouse Documents between Bank and Seller is that of a seller and purchaser of Participation Interests in Mortgage Loans. It is the intention of Bank and Seller that (i) the purchase and sale of each Participation Interest hereunder shall for all purposes be treated and construed as a sale by Seller of a certain undivided percentage ownership interest in the related Mortgage Loan and the purchase by Bank of a certain undivided percentage ownership interest in the related Mortgage Loan, and (ii) each purchase of a Participation Interest by Bank and each sale of a Participation Interest by Seller is a sale of an undivided interest in a promissory note to Bank, and that pursuant to Section 9.109 of the UCC, Bank and Seller’s characterization of each such sale and purchase of a Participation Interest shall be conclusive that (A) the transaction is a sale and is not a secured transaction and (B) legal and equitable title has passed to Bank in the Mortgage Loan in which Bank acquired such Participation Interest. Notwithstanding any term, condition or other provision of this Agreement or the other Warehouse Documents, it is the intention of Seller and of Bank that nothing contained herein or in the other Warehouse Documents shall be construed in such a way as to constitute any transaction contemplated hereby as a loan or extension of credit from Bank to Seller.

(b) Should any court of competent jurisdiction deem any transaction governed by this Agreement to be a loan or extension of credit, as collateral security for Seller’s obligations to Bank under this Agreement, Bank shall have a first priority security interest in the following with respect to each Mortgage Loan in which Bank purchased Participation Interest, wherever the following is located and whether the following is now owned or existing or is owned, acquired, or arises hereafter, including acquisition by contract or by operation of Law (all terms used in this Section which are defined in the UCC shall have the meanings given to such terms in the UCC): (i) all right, title and interest of Seller in and to each Mortgage Note and Security Instrument; (ii) all right, title and interest of Seller in and to each Mortgage Loan, guaranty, loan document, Title Policy, insurance policy, take-out commitment, and any other right ancillary to or securing or relating to any Mortgage Note; (iii) all accounts and receivables of Seller arising out of or relating to any and all Mortgage Loans; (iv) all general intangibles of Seller relating to or arising out of any and all Mortgage Loans; (v) all of the rights of Seller to the payment of money, including tax refund and insurance proceeds, relating to any and all Mortgage Loans or the real properties securing the same; (vi) all files, records, books, ledger cards (including computer programs, tapes and related electronic data processing software) and writings of Seller or in which it has an interest in any way relating to any and all Mortgage Loans; (vii) all other personal property of

Mortgage Warehouse Agreement

Seller of any kind or type whatsoever relating to any and all Mortgage Loans; and (vii) all additions, substitutions, replacements, proceeds, interest, and products of each of the foregoing described in this Section. For this purpose, this Agreement shall constitute a security agreement in accordance with the UCC, and Bank shall have all the rights of a secured creditor with respect to such security.

10.18 Repurchase Agreement. It is expressly stipulated to be the intent of Bank and Seller, and understood and agreed by Bank and Seller, that (a) this Agreement constitutes a “repurchase agreement” under Section 101(47) of the Bankruptcy Code and (b) pursuant to Sections 362(b), 555 and 559 of the Bankruptcy Code, the rights of Bank under this Agreement related to the sale and repurchase of Mortgage Loans (including, the rights of Bank hereunder, upon the occurrence of an Event of Default, to liquidate and/or foreclose on the Mortgage Loans in which it holds Participation Interests) shall not be stayed, avoided or otherwise limited by the operation of any provision of the Bankruptcy Code. Bank and Seller further acknowledge that the provisions of this Agreement providing for Bank’s delivery of the Mortgage Loans in which the Bank owns a Participation Interest to Investors are for the convenience of Seller, and that, in the absence of any such delivery to and payments by an Investor, Seller is obligated to repurchase Bank’s Participation Interests in the Mortgage Loans in accordance with the terms hereof.

10.19 Usury Savings Provision. It is expressly stipulated to be the intent of Bank and Seller, and understood and agreed by Bank and Seller, that this Agreement: (a) does not represent a loan from Bank to Seller; and (b) allows Bank to purchase the Participation Interests for its own account and for a short term investment. If, notwithstanding the foregoing or the terms of this Agreement, a court of competent jurisdiction establishes a loan or extension of credit within this Agreement from Bank to Seller, then the parties to this Agreement hereby understand, acknowledge and agree that in such event: (a) Seller shall be the underlying obligor of that loan or extension of credit established by such court of competent jurisdiction; (b) Seller is utilizing the proceeds of that loan or extension of credit established by such court of competent jurisdiction for business, commercial, investment, or similar purposes; and (c) Seller has determined that it is beneficial to use any and all proceeds of that loan or extension of credit established by such court of competent jurisdiction to establish collateral for that loan or extension of credit established by such court of competent jurisdiction by: (i) making deposits at Bank; (ii) purchasing certificates of deposit from Bank; and/or (iii) establishing other accounts at Bank. Furthermore, it is Bank’s and Seller’s intention and agreement that if a court of competent jurisdiction establishes a loan or extension of credit from Bank to Seller under this Agreement, then any proceeds of that loan or extension of credit established by such court of competent jurisdiction deposited with Bank as additional collateral for that loan or extension of credit: (a) shall be considered a compensating balance under and pursuant to Section 276.003 of the Texas Finance Code; and (b) shall not be considered a reduction in the amount of the proceeds of that loan and/or extension of credit from Bank to Seller. Additionally, it is the stipulated, understood and agreed to be the intent of Bank and Seller that this Agreement shall at all times comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (as hereinafter defined), if any, or applicable United States federal law to the extent that such law permits Bank to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. For purposes of this provision, “Indebtedness” shall mean all indebtedness, if any, evidenced, referenced, described, or established by a court of competent jurisdiction under this Agreement, and all amounts payable in the performance of any covenant or obligation in any of the other documents or any other communication or writing by or between Bank and Seller related to the transaction or transactions that are the subject matter of this Agreement, or any part of such Indebtedness, if any. If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Indebtedness, if any, including by reason of the acceleration of the maturity or the prepayment thereof, then it is Bank’s and Seller’s express intent that all amounts charged in excess of the Maximum Lawful Rate (as hereinafter defined), if any, shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore

Mortgage Warehouse Agreement

collected by Bank, if any, shall be credited on the principal balance of the Indebtedness, if any, or, if the Indebtedness, if any, has been or would thereby be paid in full, refunded to Seller, and the provisions of this Agreement and any underlying documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Indebtedness has been paid in full before the end of the stated term hereof, then Bank and Seller agree that Bank shall, with reasonable promptness after Bank discovers or is advised by Seller that interest was received in an amount in excess of the Maximum Lawful Rate, either credit such excess interest against the Indebtedness then owing by Seller to Bank and/or refund such excess interest to Seller. If and to the extent Indebtedness is determined to exist by a court of competent jurisdiction, then Seller hereby agrees that as a condition precedent to any claim seeking usury penalties against Bank, Seller will provide written notice to Bank, advising Bank in reasonable detail of the nature and amount of the violation, and Bank shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Seller or crediting such excess interest against the Indebtedness, if any, then owing by Seller to Bank. All sums contracted for, charged, taken, reserved or received by Bank for the use, forbearance or detention of Indebtedness, if any, shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of this Agreement (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness, if any, does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness, if any, for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Agreement or any other part of the Indebtedness, if any. If and to the extent any Indebtedness is determined to exist under this Agreement by a court of competent jurisdiction, then notwithstanding anything to the contrary contained herein or in any of underlying documents referenced herein, it is not the intention of Bank to accelerate the maturity of any interest, if any, that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. If and to the extent any Indebtedness is determined to exist under this Agreement by a court of competent jurisdiction, then the terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other underlying documents referenced within this Agreement or in any other document or instrument pertaining to the Indebtedness. As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved in accordance with the applicable Laws of the State of Texas (or applicable United States federal law to the extent that such law permits Bank to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees, charges and any other value whatsoever made in connection with the transaction evidenced by this Agreement. To the extent United States federal law permits contracting for, charging, taking, receiving or reserving a greater amount of interest than under Texas law, then such United States federal law will be relied upon instead of Texas law for the purpose of determining the Maximum Lawful Rate. Additionally, if and to the extent any Indebtedness is determined to exist under this Agreement by a court of competent jurisdiction, to the extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time utilize any other method of establishing the Maximum Lawful Rate under Texas law or under other applicable law by giving notice, if required, to Seller as provided by such applicable law now or hereafter in effect.

10.20 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SELLER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER WAREHOUSE DOCUMENTS OR ANY OF THE DOCUMENTS, INSTRUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

Mortgage Warehouse Agreement

10.21 Joint and Several Liability. The liability of all Persons obligated in any manner under this Agreement and any of the other Warehouse Documents shall be joint and several. If more than one Person shall execute this Agreement as “Seller”, then the term “Seller” as used herein and in the other Warehouse Documents shall refer both to each such Person individually and to all such Persons collectively.

10.22 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

10.23 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER WAREHOUSE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

10.24 Reporting. Seller or any Affiliate of Seller may disclose all or any portion of this Agreement (including a summary of the terms thereof) with any Governmental Authority, including the filing of this Agreement or any portion thereof (including a summary of the terms thereof) with the United States Securities and Exchange Commission (the “SEC”) via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR); provided that Seller or any Affiliate of Seller shall only disclose all or any portion of this Agreement to the extent required by such Governmental Authority.

[Signature Pages Follow]

Mortgage Warehouse Agreement

EXECUTED by Seller to be effective as of the Effective Date.

SELLER: REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION

By:
Name:	H. MARC HELM
Title:	CHIEF EXECUTIVE OFFICER

Seller’s Contact Information for Notices:

REVERSE MORTGAGE SOLUTIONS, INC. 2727 SPRING CREEK DRIVE SPRING, TX 77373 Attention: H. MARC HELM Facsimile: (281) 404-7950 E-mail: mhelm@rmsnav.com

* * *

STATE OF	§
§
COUNTY OF	§

This document was acknowledged before me on the ____ day of __________________, 20___, by H. MARC HELM, CHIEF EXECUTIVE OFFICER of REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION, known to me to be the person who executed this document in the capacity and for the purposes therein stated.

Notary Public, State of

[NOTARY STAMP]

[Custodian’s Signature Page Follows]

Mortgage Warehouse Agreement

EXECUTED effective as of the Effective Date, the undersigned Custodian hereby joins in the execution of this Agreement for the limited purpose of evidencing Custodian’s consent and agreement to the terms and conditions of Section 5.11.

CUSTODIAN:

H. MARC HELM

Custodian’s Contact Information for Notices:

H. MARC HELM 2727 SPRING CREEK DRIVE SPRING, TX 77373 Facsimile: (281) 404-7950 E-mail: mhelm@rmsnav.com

* * *

STATE OF	§
§
COUNTY OF	§

This document was acknowledged before me on the ____ day of __________________, 20___, by H. MARC HELM, in such person’s individual capacity, known to me to be the person who executed this document in the capacity and for the purposes therein stated.

Notary Public, State of

[NOTARY STAMP]

[Bank’s Signature Page Follows]

Mortgage Warehouse Agreement

ACCEPTED AND AGREED to by Bank at Richardson, Collin County, Texas, and executed to be effective as the Effective Date.

BANK:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:
Lisa Yowell, Vice President

Mortgage Warehouse Agreement

EXHIBIT LIST

Exhibit A-1	-	Master Bailee Agreement
Exhibit A-2	-	Bailee Letter
Exhibit B	-	Power of Attorney
Exhibit C	-	Pledge Agreement
Exhibit D	-	Reserved
Exhibit E	-	UCC-1 Financing Statement
Exhibit F	-	Additional Warehouse Facility Covenants Addendum
Exhibit G	-	List of Current Warehouse Facilities
Exhibit H	-	List of Current Affiliate Escrow Agents
Exhibit I	-	Software Agreement

Mortgage Warehouse Agreement

EXHIBIT A-1

(TO MORTGAGE WAREHOUSE AGREEMENT)

MASTER BAILEE AGREEMENT

[Follows This Cover Page]

Mortgage Warehouse Agreement: Exhibit A-1

[BANK’S LETTERHEAD]

[DATE]

[INVESTOR’S NAME]

[INVESTOR’S ADDRESS]

Attn: [CONTACT PERSON]

Re:	Master bailee agreement with respect to residential mortgage loans originated by REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION (the foregoing are each individually and collectively referred to herein as “Mortgage Originator”)

To Whom It May Concern:

Texas Capital Bank, National Association (“Bank”) has been requested by Mortgage Originator to purchase participation interests in, finance, or otherwise provide warehousing accommodations with respect to residential mortgage loans (“Mortgage Loans”) originated by Mortgage Originator for ultimate delivery and sale to you, among other investors. As a condition precedent to providing such financial accommodations to Mortgage Originator, Bank requires your written approval and agreement to the terms of this letter.

Bank (and/or other parties) may from time to time deliver and tender to you original promissory notes and other pertinent loan documentation relating to Mortgage Loans in which Bank has purchased participation interests, financed or otherwise provided warehousing accommodations. These instruments and documents shall be delivered to you from time to time in connection with your anticipated purchase of the Mortgage Loans.

You agree to accept and hold all such promissory notes and other pertinent loan documentation evidencing, securing or related to Mortgage Loans in trust for and as bailee for Bank, and to take no action to sell, transfer, encumber or endorse the same without Bank’s prior written consent. You shall be responsible for ensuring the safety of said promissory notes and pertinent documentation until you have purchased and paid for and Bank has received good funds representing the purchase price for each such Mortgage Loan, or until said promissory notes and other pertinent loan documentation have been returned by you to and received by Bank. Any and all of Bank’s rights, titles and interests (including security interests) in and to each Mortgage Loan and each promissory note and loan document evidencing, securing, or related to each such Mortgage Loan shall continue until final payment in good funds to purchase such Mortgage Loan has been made by you and received and accepted by Bank (provided, however, if Mortgage Originator retains servicing rights for any such Mortgage Loans in which Mortgage Originator has granted a security interest to Bank, Bank shall continue to have a security interest therein unless released by Bank in writing).

Unless changed by Bank by subsequent written notice to you, payment of the purchase price for each such Mortgage Loan, in an amount to be agreed upon by Bank, shall be made by wire transfer as follows:

Texas Capital Bank, National Association

ABA #111017979

For Credit to: REVERSE MORTGAGE SOLUTIONS, INC.

Account No.: 2111006967

Mortgage Warehouse Agreement: Exhibit A-1

If payment by you of the purchase price for any Mortgage Loan is not made to Bank within twenty (20) days of the delivery of the promissory note and other pertinent loan documentation evidencing, securing, or related to such Mortgage Loan, then you shall return the promissory note and all other pertinent loan documentation evidencing, securing, or related to such Mortgage Loan directly to Bank at the address set forth above.

This letter shall apply to and govern every Mortgage Loan delivered to you (except for any Mortgage Loans that are delivered to you under a separate bailee letter subsequently executed by Bank containing different terms and conditions, in which case, such separate letter shall apply to and govern each specific Mortgage Loan referenced therein) until: (a) thirty (30) days following the date you deliver to Bank, at the address set forth above, and Bank receives, a written notice of revocation stating that from and after such thirty (30)-day period you will no longer accept the terms hereof; or (b) Bank provides written notice to you, at the address set forth above, of its revocation of the terms of this letter, in which case the terms of this letter shall terminate on the date set forth on such written notice. The terms of this letter supersede and control the terms of any prior agreements between the parties regarding the subject matter of this letter.

Please acknowledge your receipt hereof and your agreement to the above terms by executing this letter and returning a copy to Bank. In the interest of time, we would appreciate receiving a facsimile copy on the date hereof, with the original to promptly follow by U.S. Mail. However, any failure to countersign and return shall not mitigate your duties or obligations to Bank as a bailee hereunder. You acknowledge that Bank is relying upon the covenants made by you in this letter.

Thank you for your cooperation.

Very truly yours, TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

AGREED TO AND ACCEPTED: [INVESTOR’S LEGAL NAME], a [STATE OF FORMATION] [ENTITY TYPE]

By:
Name:
Title:

Mortgage Warehouse Agreement: Exhibit A-1

EXHIBIT A-2

(TO MORTGAGE WAREHOUSE AGREEMENT)

BAILEE LETTER

[Follows This Cover Page]

Mortgage Warehouse Agreement: Exhibit A-2

[BANK’S LETTERHEAD]

[DATE]

[INVESTOR’S NAME]

[INVESTOR’S ADDRESS]

Attn: [CONTACT PERSON]

Re:	Bailee letter with respect to a residential mortgage loan originated by REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION (the foregoing are each individually and collectively referred to herein as “Mortgage Originator”)

To Whom It May Concern:

Texas Capital Bank, National Association (“Bank”) is tendering to you one promissory note (the “Promissory Note”) in the original principal amount of $            , executed by                     , dated                      and payable to                     , along with other pertinent loan documentation. Until full and final payment therefor is made by you in accordance with this letter, you agree to hold said Promissory Note and related documents in trust for and as bailee for Bank, and to take no further action to sell, transfer or endorse the same without Bank’s prior written consent.

Payment of the purchase price for the Promissory Note, in the amount agreed upon by Bank, shall be made by wire transfer as follows:

Texas Capital Bank, National Association

ABA #111017979

For Credit to: REVERSE MORTGAGE SOLUTIONS, INC.

Account No.: 2111006967

If payment in full for the purchase price for the Promissory Note is not made by you within twenty (20) days of the date hereof, then you agree to take all necessary action to immediately return the Promissory Note and all related documents to Bank at the above address. You will be responsible for ensuring the safety of said Promissory Note and documents until they are paid for or returned to and received by Bank. Any and all of Bank’s rights, titles and interests (including security interests) in and to the Promissory Note and related documents shall continue until final payment in good funds to purchase such Promissory Note has been made by you and received and accepted by Bank (provided, however, if Mortgage Originator retains servicing rights with respect to the loan evidenced by the Promissory Note and in which servicing rights Mortgage Originator has granted a security interest to Bank, Bank shall continue to have a security interest therein unless released by Bank in writing).

Please acknowledge your receipt hereof and agreement to the above terms by executing this letter and returning a copy to Bank. We would appreciate receiving a facsimile copy on the date of receipt hereof and the original by U.S. mail. However, any failure to countersign and return shall not mitigate your duties and obligations to Bank as a bailee hereunder. You acknowledge that Bank is relying upon the covenants made by you in this letter.

Mortgage Warehouse Agreement: Exhibit A-2

Very truly yours, TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

AGREED TO AND ACCEPTED: [INVESTOR’S LEGAL NAME], a [STATE OF FORMATION] [ENTITY TYPE]

By:
Name:
Title:

Mortgage Warehouse Agreement: Exhibit A-2

EXHIBIT B

(TO MORTGAGE WAREHOUSE AGREEMENT)

POWER OF ATTORNEY

[Follows This Cover Page]

Mortgage Warehouse Agreement: Exhibit B

LIMITED POWER OF ATTORNEY

Pursuant to that certain Amended and Restated Mortgage Warehouse Agreement (as amended or modified from time to time, the “Warehouse Agreement”) dated November 1, 2012 (“Effective Date”), executed by the undersigned (the undersigned are each individually and collectively referred to herein as “Seller”) and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Bank”), relating to Bank’s discretionary purchase of Participation Interests in Mortgage Loans originated by Seller, Seller hereby irrevocably appoints Bank and each officer of Bank as its attorney-in-fact, with full power of substitution, for, on behalf of, and in the name of Seller, to: (a) endorse and deliver to any Person any notes, checks, drafts, money orders or other instruments of payment coming into Bank’s possession and representing any payment made in respect of any Mortgage Loan in which Bank has purchased a Participation Interest in accordance with the Warehouse Agreement, and any collateral and the Firm Commitment therefor; (b) prepare, complete, execute, deliver and record, (i) any endorsement to Bank, any Investor or any other Person, of any applicable Mortgage Note, or (ii) any assignment to Bank, any Investor or any other Person, of the interest in any Mortgage Note, Security Instrument and other related Mortgage Loan documents for a Mortgage Loan in which Bank has purchased a Participation Interest pursuant to the Warehouse Agreement; (c) do anything necessary or desirable to effect transfer of all or any part of each Mortgage Loan in which Bank has purchased a Participation Interest in accordance with the Warehouse Agreement to Bank or to any Investor or any other Person; (d) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Firm Commitment or any Mortgage Loan in which Bank has purchased a Participation Interest in accordance with the Warehouse Agreement; (e) sign Seller’s name wherever appropriate to effectuate the purposes of the Warehouse Agreement; and (f) to take such further action as Bank may deem appropriate, and to act under changed circumstances, the exact nature of which may not be currently foreseen or foreseeable, in order to fully and completely effectuate Bank’s rights under the Warehouse Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Warehouse Agreement.

The powers and authorities herein conferred on Bank may be exercised by Bank through any Person who, at the time of the execution of a particular instrument, is an officer of Bank. The limited power of attorney conferred herein is granted for a valuable consideration and is coupled with an interest and, therefore, is irrevocable so long as any duties or obligations to Bank under the Warehouse Agreement or the other Warehouse Documents, or any part thereof, shall remain unpaid or otherwise unsatisfied, and so long as Bank may elect to purchase Participation Interests under the Warehouse Agreement.

This appointment shall be construed in accordance with the Laws of the State of Texas, and venue for any proceeding hereunder shall lie exclusively in Collin County, Texas.

Dated effective as of the Effective Date.

SELLER: REVERSE MORTGAGE SOLUTIONS, INC.

By:
Name:	H. MARC HELM
Title:	CHIEF EXECUTIVE OFFICER

* * *

STATE OF	§
§
COUNTY OF	§

This document was acknowledged before me on the          day of                     , 20        , by H. MARC HELM, CHIEF EXECUTIVE OFFICER of REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION, known to me to be the person who executed this document in the capacity and for the purposes therein stated.

Notary Public, State of

[NOTARY STAMP]

Mortgage Warehouse Agreement: Exhibit B

EXHIBIT C

(TO MORTGAGE WAREHOUSE AGREEMENT)

PLEDGE AGREEMENT

[Follows This Cover Page]

Mortgage Warehouse Agreement: Exhibit C

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge”) is executed effective as of November 1, 2012 (“Effective Date”), by REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION (the foregoing are each individually and collectively referred to herein as “Seller”), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

A. Pursuant to that certain Amended and Restated Mortgage Warehouse Agreement dated November 1, 2012, executed by Bank and Seller, as may have been amended or modified from time to time (the “Warehouse Agreement”), Bank has agreed, on a discretionary basis, to purchase Participation Interests in various Mortgage Loans subject to the terms and conditions of the Warehouse Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Warehouse Agreement.

B. As partial consideration for Bank entering into the Warehouse Agreement and/or for Bank to now or hereafter purchase Participation Interests subject to the terms and conditions of the Warehouse Agreement, Seller has agreed, pursuant to the terms and conditions of this Pledge, to assign and pledge to Bank, and grant Bank a security interest in and to, certain accounts established and maintained by Seller at Bank pursuant to the Warehouse Agreement and described herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the matters set forth above and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Seller does hereby assign and pledge as collateral, for the purpose of securing the performance by Seller of each and every of its duties and obligations under the Warehouse Agreement and the other Warehouse Documents, all of Seller’s right, title and interest in and to each depository and other account established by Seller at Bank pursuant to the Warehouse Agreement, and all funds therein contained and all earnings thereon and proceeds thereof (collectively, the “Account”), including without limitation the Account more particularly described on Schedule 1 attached hereto. For the avoidance of doubt, the foregoing pledge shall not include any account (other than the Accounts) established by Seller at Bank which is not specifically established pursuant to the Warehouse Agreement.

2. Should any default occur under the terms of the Warehouse Agreement or any other Warehouse Document, then Bank may enforce this Pledge in any manner provided by at law or in equity, and charge all or any portion of any sums owing under the Warehouse Agreement or any other Warehouse Document, for any reason as provided therein or herein, to the extent of the withdrawal value of said Account. Should such default occur, Bank may proceed against the Account without exhausting its remedies against any parties liable under or with respect to the Warehouse Agreement or any other Warehouse Document or against any other security therefor, whether in court, by foreclosure, by private sale or otherwise, at which Bank may be a purchaser, and without making any election, and this Pledge may be enforced and all sums due under the Warehouse Agreement or any other Warehouse Document shall be charged to the aforesaid withdrawal value of such Account to the extent thereof, and Seller shall be liable for the excess, if any.

Mortgage Warehouse Agreement: Exhibit C

3. Seller shall maintain the Account with Bank for the full term of the Warehouse Agreement. Seller will not create, incur, or suffer to exist any Lien on the Account except the security interest created by this Pledge.

4. Nothing in this Pledge shall be construed as requiring Bank to enforce this Pledge. Bank’s failure to do so on one or more occasions shall not affect Bank’s right so to do; nor will enforcement of this Pledge for less than the full value of the Account impair the effectiveness of this Pledge as to the remaining value thereof. Bank may elect to enforce its rights under the Warehouse Agreement or any other Warehouse Document without resort to the remedies provided in this Pledge.

5. Bank expressly agrees that at such time as the duties and obligations of Seller under the Warehouse Agreement have been performed and satisfied without the necessity of Bank exercising its rights hereunder or any other Warehouse Document, and no defense against the duties and obligations under the Warehouse Agreement or any other Warehouse Document or adverse claims of ownership to any security therefor is being asserted, then this Pledge shall be released in writing by Bank.

6. From and after the occurrence of an Event of Default or a default under any other Warehouse Document, Seller authorizes Bank, at Bank’s option, to collect and receive any and all sums becoming due upon the Account, such sums to be held by Bank without liability for interest thereon and applied toward the performance of the duties and obligations to Bank under the Warehouse Agreement and any other Warehouse Document. Subject to the terms hereof and the Warehouse Agreement, Bank shall have the full control of the Account until it is released in accordance herewith. All interest, if any, earned on the Account prior to an Event of Default or a default under any other Warehouse Document shall be paid to Seller.

7. Included within Bank’s rights and remedies provided for herein is the right of Bank to sell the Account at public or private sale to the highest bidder for cash, after having given notice of the time, place and terms of such public or private sale at least ten (10) days after sending reasonable notice to Seller and to such other Person or Persons legally entitled thereto under the UCC. Bank shall transfer to the purchaser at such sale said Account, and the recitals in such transfer shall be prima facie evidence of the truth of the matters therein stated, and all prerequisites to such sale required hereunder and under the Laws of Texas shall be presumed to have been performed. The proceeds of the sale shall be applied as follows: (a) first, to the reasonable expenses of the sale; (b) then, to unpaid sums due under the Warehouse Agreement or any other Warehouse Document hereby secured; (c) then, to the discharge of any excess or damages which Bank may be entitled to reimbursement provided in the Warehouse Agreement or any other Warehouse Document, or may be entitled to under the terms thereof, or under the terms of this Pledge; and (d) the balance, if any, including any surplus, to Seller. Bank shall have the right to purchase at such public sale, being the highest bidder thereof.

8. Bank, in addition to the rights and remedies provided for in the preceding paragraphs, shall have all the rights and remedies of a secured party under the UCC, and shall have the common law rights of set off and banker’s lien, and Bank shall be entitled to avail itself of all such other rights and remedies as may be now or hereafter existing at law or in equity for the performance of all duties and obligations under the Warehouse Agreement and the other Warehouse Documents, and the foreclosure of the security interest created hereby and the resort to any remedy provided hereunder or provided by the UCC, or by any other Law of Texas, shall not prevent the concurrent exercise or enforcement of any other appropriate remedy or remedies.

9. The requirement of reasonable notice to Seller of the time and place of any public sale of the Account, or of the time after which any private sale or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Seller at the notice address set forth in the Warehouse Agreement, at least ten (10) days before the date of any public sale or at least ten (10) days before the time after which any private sale or other disposition is to be made.

Mortgage Warehouse Agreement: Exhibit C

10. Nothing in the foregoing shall be construed as requiring Bank to enforce this security or to resort to the security hereof in any particular manner excluding other rights or remedies. Bank’s failure to enforce this security in any fashion on one or more occasions shall not affect its right so to do; nor will enforcement hereof for less than the full extent or value of the Account impair the effectiveness of the security hereof as to any remaining value or interest thereof. Bank may proceed first to enforce all duties and obligations under the Warehouse Agreement and the other Warehouse Documents hereby secured without resort to the remedies provided in this Pledge; in such event the terms of the Warehouse Agreement and the other Warehouse Documents alone shall be controlling and no provisions hereof shall be construed as requiring Bank to perform any condition precedent to the enforcement of such duties and obligations and the security therefor against any and all Persons liable therefor nor prevent the continued holding of the Account and the collection of sums thereunder for proper application to the duties and obligations of the Warehouse Agreement.

11. Bank may remedy any default, without waiving the same, or may waive any default without waiving any prior or subsequent default.

12. The security interest herein created shall not be affected by or affect any other security taken for the performance of the duties or obligations under the Warehouse Agreement hereby secured, or any part thereof, and any extensions may be made for the performance of such duties and obligations without affecting the priority of this Pledge or the validity thereof. Bank and its successors shall not be limited by any election of remedies if it chooses to foreclose this security interest by suit. The right to sell under the terms hereof shall also exist cumulative with said suit and one method shall not bar the other, but both may be exercised at the same or different times; provided; however that one shall not be a defense to the other.

13. Seller represents to and covenants and agrees with Bank that Seller will at any time or from time to time, upon the written request of Bank, execute and deliver such further documents and do such other acts and things as Bank may specify for the purpose of further assurance and of effecting the purposes of this Pledge, and otherwise do any and all things and acts whatsoever which Bank may request in order to perfect this Pledge and the security interests created thereby.

14. The law governing this Pledge shall be the UCC and other applicable laws of the State of Texas, and this Pledge shall be performable in Collin County, Texas. All terms used herein which, are defined in the Texas Business & Commerce Code shall have the same meaning herein as in said Code.

15. If any clause or provision of this Pledge is illegal, invalid, or unenforceable, under present or future Laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Pledge shall not be affected thereby. It is also the intention of the parties hereto that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Pledge a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

16. The Account is delivered herewith or is authorized to be held by Bank.

17. The term of this Pledge shall begin on the date hereof and shall expire upon the occurrence of: (a) the expiration of the term of the Warehouse Agreement; and (b) the full and final satisfaction of all duties, obligations and liabilities of Seller under the Warehouse Agreement, as confirmed in writing by Bank. This Pledge shall be binding upon Seller and inure to the benefit of Bank and its successors and assigns.

Mortgage Warehouse Agreement: Exhibit C

18. The liability of all Persons obligated in any manner under this Pledge shall be joint and several. If more than one Person shall execute this Pledge as “Seller”, then the term “Seller” as used herein shall refer both to each such Person individually and to all such Persons collectively.

19. THIS WRITTEN AGREEMENT AND THE OTHER WAREHOUSE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

Mortgage Warehouse Agreement: Exhibit C

EXECUTED by Seller to be effective as of the Effective Date.

SELLER: REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION

By:
Name:	H. MARC HELM
Title:	CHIEF EXECUTIVE OFFICER

* * *

STATE OF	§
§
COUNTY OF	§

This document was acknowledged before me on the              day of                     , 20        , by H. MARC HELM, CHIEF EXECUTIVE OFFICER of REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION, known to me to be the person who executed this document in the capacity and for the purposes therein stated.

Notary Public, State of

[NOTARY STAMP]

AGREED TO AND ACCEPTED BY BANK AT RICHARDSON, COLLIN COUNTY, TEXAS, AS OF THE EFFECTIVE DATE: TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:
Lisa Yowell, Vice President

Mortgage Warehouse Agreement: Exhibit C

SCHEDULE 1

(TO PLEDGE AGREEMENT)

LIST OF ACCOUNTS

Account Name	Account Number
REVERSE MORTGAGE SOLUTIONS, INC. PLEDGED ACCOUNT	2113011528

Mortgage Warehouse Agreement: Exhibit C

EXHIBIT D

(TO MORTGAGE WAREHOUSE AGREEMENT)

RESERVED

Mortgage Warehouse Agreement: Exhibit D

EXHIBIT E

(TO MORTGAGE WAREHOUSE AGREEMENT)

UCC-1 FINANCING STATEMENT

[Follows This Cover Page]

Mortgage Warehouse Agreement: Exhibit E

UCC-1 FINANCING STATEMENT

SCHEDULE OF COLLATERAL

DEBTOR:	REVERSE MORTGAGE SOLUTIONS, INC.

SECURED PARTY:	TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

This Financing Statement covers the following types or items of property (collectively, the “Collateral”):

All right, title and interest of Debtor, of every kind and nature, in and to all of the following property, assets and rights of Debtor, wherever located, whether now existing or hereafter arising, and whether now or hereafter owned or acquired by or accruing or owing to Debtor, and all proceeds and products thereof:

All Designated Deposit Accounts of Debtor maintained with Secured Party, including all funds, certificates, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, deposited into, or held in such Designated Deposit Accounts.

Any and all Instruments, Certificated Securities, Uncertificated Securities, General Intangibles and Investment Property of Debtor in the actual or constructive possession of Secured Party or any Person designated as a bailee (“Bailee”), or in transit to or from Secured Party or Bailee, constituting or relating to Mortgage Notes in which Secured Party has purchased a participation interest, until final payment is made to Secured Party for such Mortgage Notes pursuant to the Warehouse Agreement, and any and all agreements and documents related to any of the foregoing, including, without limitation, all Mortgage Notes and Mortgages delivered, or to be delivered, to Secured Party or Bailee or to be held by Debtor in trust for Secured Party or Bailee, including, without limitation:

(i)	any and all rights, titles and interests Debtor may now or hereafter have in and to any and all promissory notes, Mortgages, guaranties, bonds, insurance policies, commitments, and other Instruments, documents, or agreements ever executed and delivered in connection with its mortgage lending business relating to such Mortgage Notes and Mortgages;

(ii)	any and all present and future Accounts, Chattel Paper, documents, Instruments, General Intangibles, Payment Intangibles and other personal property now owned or hereafter acquired by Debtor arising out of or related to such Mortgage Notes and Mortgages;

(iii)	any and all proceeds from the sale, financing or other disposition of the items described in (i) and (ii) above;

(iv)	all Software, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other records, information, and data of Debtor relating to the Mortgage Loans (including, without limitation, all information, data, programs, tapes, discs and cards necessary to administer and service such Mortgage Loans);

(v)	All Takeout Commitments relating to the Mortgage Notes;

Mortgage Warehouse Agreement: Exhibit E

(vi)	All right, title and interest of Debtor under all agreements between Debtor and Persons other than Debtor pursuant to which Debtor undertakes to service Mortgage Loans, including, without limitation, the rights of Debtor to income and reimbursement thereunder;

(vii)	All purchase agreements, credit agreements or other agreements pursuant to which Debtor acquired such Mortgage Loans and all promissory notes, security agreements and other instruments and documents executed by Debtor pursuant thereto or in connection therewith, insofar as such agreements, instruments and documents relate to the Mortgage Notes and Mortgages; and

(viii)	All right, title and interest of Debtor in and to any other asset of Debtor which has been or hereafter at any time is delivered to Secured Party or Bailee hereunder.

As used in this Financing Statement, the terms “Accounts”, “Certificated Securities”, “Chattel Paper”, “Deposit Accounts”, “General Intangibles”, “Instruments”, “Investment Property”, “Payment Intangibles”, “Software”, and “Uncertificated Securities” shall have the respective meanings assigned to them in the Texas Uniform Commercial Code as the same may hereafter be amended. In addition, as used herein the following terms shall have the meanings set forth below:

“Approved Takeout Investor” means FNMA, FHLMC, GNMA and any other investor approved by Secured Party.

“Designated Deposit Account” or “Designated Deposit Accounts” shall mean any each of the following accounts established and maintained pursuant to, and as defined in, the Warehouse Agreement: (a) the Participation Account, (b) the Pledged Account, (c) the Remittance Account, and (d) the Repayment Account.

“Mortgage” means the trust deed, mortgage, deed of trust, or other instrument creating a lien on real property securing a Mortgage Note.

“Mortgage Loan” means a mortgage loan made to an individual person that is not a construction or non-residential commercial loan, is evidenced by a valid promissory note, is secured by a Mortgage that grants perfected first priority lien on the residential real property, and is a mortgage loan in which Secured Party has purchased a participation interest.

“Mortgage Note” means a promissory note evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgagor” means the current and unreleased obligor(s) on a Mortgage Note.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Secured Obligations” means that all obligations of Debtor for funds advanced pursuant to those certain agreement(s) by and between Debtor and Secured Party relating to Secured Party’s purchase of participation interests in Mortgage Loans originated or held by Debtor, as may be from time to time supplemented, amended, modified, extended or restated.

Mortgage Warehouse Agreement: Exhibit E

“Takeout Commitment” means a written commitment of an Approved Takeout Investor to purchase one or more Mortgage Loans under which such eligible Mortgage Loans will be delivered to such Approved Takeout Investor, on terms satisfactory to Secured Party, in its reasonable discretion.

“Warehouse Agreement” means that certain Amended and Restated Mortgage Warehouse Agreement dated as of November 1, 2012, between Debtor and Secured Party.

Mortgage Warehouse Agreement: Exhibit E

EXHIBIT F

(TO MORTGAGE WAREHOUSE AGREEMENT)

ADDITIONAL WAREHOUSE FACILITY COVENANTS ADDENDUM

[Follows This Cover Page (If Applicable1)]

[1]	If an Additional Warehouse Facility Covenants Addendum does not follow this cover page, then this addendum is not applicable unless such an addendum is subsequently executed by Bank and Seller.

Mortgage Warehouse Agreement: Exhibit F

ADDITIONAL WAREHOUSE FACILITY COVENANTS ADDENDUM

THIS ADDITIONAL WAREHOUSE FACILITY COVENANTS ADDENDUM (this “Addendum”) is effective as of November 1, 2012 (the “Effective Date”), and is entered into by the undersigned executing this Addendum as “Seller” and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Bank”) concurrently with, and as a condition to the effectiveness of, that certain Amended and Restated Mortgage Warehouse Agreement (as amended and modified from time to time, the “Warehouse Agreement”) dated the Effective Date, executed by Bank and Seller. Accordingly, Bank and Seller agree as follows:

1. Financial Covenants. Seller covenants and agrees that, as long as the Warehouse Agreement remains in effect, or longer if Bank continues to own a Participation Interest in any Mortgage Loan purchased under the Warehouse Agreement, Seller will, at all times, observe, perform and comply with each of the following covenant(s):

(a) Minimum Tangible Net Worth. Seller shall maintain Tangible Net Worth of not less than $35,000,000.00. “Tangible Net Worth” means, at any particular time, all amounts which, in conformity with GAAP, would be properly included as owner’s equity on Seller’s balance sheet, but excluding (i) all assets which are properly classified as intangible assets, and (ii) loans or advances to, or receivables from officer or employee of Seller.

(b) Minimum Liquid Assets. Seller shall maintain Liquid Assets of not less than $12,000,000.00. “Liquid Assets” means, at any particular time, the sum of Seller’s cash, cash equivalents (certificates of deposit and other depository accounts established at FDIC-insured banks), United States government-issued securities and other registered, unrestricted equity or debt securities which are publicly traded on a recognized United States exchange and have been approved by Bank, in its sole and absolute discretion and which, in all events, are held in Seller’s name and are free and clear of all Liens (except Liens in favor of Bank).

(c) Maximum Leverage Ratio. Seller shall maintain a Leverage Ratio of not greater than 12.0 to 1.0. “Leverage Ratio” means, as of any date of computation, the ratio of (i) Seller’s Liabilities minus non-recourse securitizations to (ii) Tangible Net Worth. “Liabilities” means, at any particular time, all amounts which, in conformity with GAAP, would be included as liabilities on a balance sheet, and shall specifically include the aggregate par value of Bank’s Participation Interest in any Mortgage Loans. “Subordinated Debt” means all debt of Seller whether now or hereafter incurred which is subordinate in right of payment and priority to Seller’s obligations to Bank under the Warehouse Agreement, as provided in a written agreement in form and content satisfactory to Bank. “Tangible Net Worth” means, at any particular time, all amounts which, in conformity with GAAP, would be properly included as owner’s equity on Seller’s balance sheet, but excluding (i) all assets which are properly classified as intangible assets, and (ii) loans or advances to, or receivables from, any owner, officer or employee of Seller.

If Seller is required under the Warehouse Agreement to deliver to Bank quarterly consolidated financial statements, then the above-described financial covenants will tested and calculated by Bank based on the consolidated financial information of Seller and each other entity whose financial information is required by Bank to be set forth on such consolidated financial statements.

After the Effective Date, Seller and Bank may, in their sole discretion, enter into certain written agreements executed by Seller and Bank evidencing or otherwise governing one or more credit facilities extended by Bank to Seller in addition to the financial accommodations evidenced and governed by the Warehouse Agreement (collectively, “Credit Agreements”), which Credit Agreements may include (a)

Mortgage Warehouse Agreement: Exhibit F

certain financial covenants pertaining to Seller in addition to those contained in this Addendum (each a “New Financial Covenant”) and (b) one or more of the same financial covenants contained in this Addendum, but with certain modified terms pertaining to Seller with respect to each such financial covenant (each a “Modified Financial Covenant”). In such event, unless otherwise agreed to by Bank, the financial covenants contained in this Addendum shall automatically be modified and amended from time to time (a) to include each New Financial Covenant and (b) to include the most recent terms of each Modified Financial Covenant to the extent inconsistent with those contained in this Addendum. Except as modified and amended in accordance with the terms of the previous sentence, this Addendum shall continue in full force and effect as originally executed and delivered. The modifications and amendments contemplated hereby shall not be affected by the termination of any Credit Agreement, and shall survive the termination of each Credit Agreement.

2. Intentionally Omitted.

3. Compliance Certificates. Seller acknowledges Bank has requested, and Seller shall timely prepare and furnish to Bank, the financial statements and reports described in the Warehouse Agreement, plus such additional financial reports and information as Bank may from time to time request. In addition, Seller shall prepare and submit to Bank, on a quarterly basis and no later than thirty (30) days following the end of each calendar quarter, a compliance certificate executed by Seller, demonstrating Seller’s compliance with the covenants set forth in Section 1 and Section 2 of this Addendum and such substantiation thereof as may be required by Bank, all in such form and content required by Bank from time to time. A copy of Bank’s current required form of compliance certificate is attached hereto as Exhibit F-1. Although compliance certificates are to be delivered to Bank on a quarterly basis, Seller shall at all times comply with all covenants set forth in Section 1 and Section 2 of this Addendum and Bank may test Seller’s compliance with such covenants at any time.

4. Breach. Any breach by Seller of any of the covenants set forth herein shall entitle Bank to exercise its rights and remedies under the Warehouse Agreement or any other Mortgage Warehouse Document.

5. Miscellaneous. This Addendum is made a part of and is incorporated into the Warehouse Agreement. Except as hereby modified or supplemented, the Warehouse Agreement shall remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Warehouse Agreement. The liability of all Persons obligated in any manner under this Addendum shall be joint and several. If more than one Person shall execute this Addendum as “Seller”, then the term “Seller” as used herein shall refer both to each such Person individually and to all such Persons collectively.

[Signature Page Follows]

Mortgage Warehouse Agreement: Exhibit F

EXECUTED by Seller to be effective as of the Effective Date.

SELLER: REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION

By:
Name: Title:	H. MARC HELM CHIEF EXECUTIVE OFFICER

* * *

STATE OF	§
§
COUNTY OF	§

This document was acknowledged before me on the          day of                     , 20        , by H. MARC HELM, CHIEF EXECUTIVE OFFICER of REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION, known to me to be the person who executed this document in the capacity and for the purposes therein stated.

Notary Public, State of

[NOTARY STAMP]

AGREED TO AND ACCEPTED BY BANK AT RICHARDSON, COLLIN COUNTY, TEXAS, AS OF THE EFFECTIVE DATE: TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:
Lisa Yowell, Vice President

Mortgage Warehouse Agreement: Exhibit F

EXHIBIT F-1

(TO FINANCIAL COVENANTS ADDENDUM

TO MORTGAGE WAREHOUSE AGREEMENT)

COMPLIANCE CERTIFICATE

[Follows This Cover Page]

Mortgage Warehouse Agreement: Exhibit F

COMPLIANCE CERTIFICATE

REPORTING PERIOD:                     , 20         through                     , 20

This Compliance Certificate (this “Certificate”) is being delivered in connection with that certain Amended and Restated Mortgage Warehouse Agreement (as amended and modified from time to time, and including all addenda and exhibits thereto, the “Agreement”) dated November 1, 2012 executed by TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Bank”) and the undersigned executing this Certificate as “Seller”. Capitalized terms used in this Certificate shall, unless otherwise indicated herein, have the meanings set forth in the Agreement. On behalf of Seller, the undersigned certifies to Bank as of the last day of the reporting period indicated above (the “Determination Date”) that: (a) no Event of Default has occurred and is continuing; (b) all representations and warranties of Seller contained in the Agreement and in the other Warehouse Documents are true and correct in all material respects; and (c) the information set forth below and all documents provided to Bank to substantiate the same are true, correct and complete.

Minimum Tangible Net Worth:

Actual Tangible Net Worth (as of the Determination Date)			Required minimum Tangible Net Worth (pursuant to the Agreement)

GAAP Net Worth	$
Less:
Goodwill, Patents, etc.	($	)
Related Party Receivables	($	)
Officer/Employee Receivables	($	)
Other Intangibles	($	)
TOTAL TANGIBLE NET WORTH:	$		$35,000,000.00

Minimum Liquid Assets:

Actual Liquid Assets (as of the Determination Date)			Required minimum Liquid Assets (pursuant to the Agreement)
Total Liquidity	$
Less:
Pledged Liquid Assets	($	)
Other Encumbered/Ineligible
Liquid Assets	($	)
Plus:
Liquidity Pledged to Bank (If Deducted Above)	$
TOTAL ELIGIBLE LIQUIDITY:	$		$12,000,000.00

Mortgage Warehouse Agreement: Exhibit F

Maximum Leverage Ratio:

Actual Leverage Ratio (as of the Determination Date)			Required maximum Leverage Ratio (pursuant to the Agreement)

Liabilities	$
Less: Non-Recourse Securitizations	($	)
NON-SUBORDINATED LIABILITIES:	$
GAAP Net Worth	$
Less:
Goodwill, Patents, etc.	($	)
Related Party Receivables	($	)
Officer/Employee Receivables	($	)
Other Intangibles	($	)
TANGIBLE NET WORTH:	$
LEVERAGE RATIO (NON-SUBORDINATED LIABILITIES / TOTAL TANGIBLE NET WORTH):	to 1.0		12.0 to 1.0

[Signature Page Follows]

Mortgage Warehouse Agreement: Exhibit F

EXECUTED by Seller as of the Determination Date.

SELLER:

REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION

By:
Name:
Title:

Mortgage Warehouse Agreement: Exhibit F

EXHIBIT G

(TO MORTGAGE WAREHOUSE AGREEMENT)

LIST OF CURRENT WAREHOUSE FACILITIES

Warehouse Lender	Maximum Facility Amount
COMMUNITY TRUST BANK	$55,000,000.00
UBS REAL ESTATE SECURITIES INC.	$50,000,000.00

Mortgage Warehouse Agreement: Exhibit G

EXHIBIT H

(TO MORTGAGE WAREHOUSE AGREEMENT)

LIST OF CURRENT AFFILIATE ESCROW AGENTS

Name of Affiliate Escrow Agent (including any d/b/a)	Address
NOT APPLICABLE	NOT APPLICABLE

Mortgage Warehouse Agreement: Exhibit H

EXHIBIT I

(TO MORTGAGE WAREHOUSE AGREEMENT)

SOFTWARE AGREEMENT

[Follows This Cover Page]

Mortgage Warehouse Agreement: Exhibit I

SOFTWARE AGREEMENT

THIS SOFTWARE AGREEMENT (this “Software Agreement”) is made and entered into by and between TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Bank”), and the undersigned executing this Software Agreement as “Seller”. Bank and Seller are sometimes collectively referred to as the “Parties” and each as a “Party”.

RECITALS

A. Bank is in the business of purchasing on an interim basis Participation Interests in residential mortgage loans held for sale to third party investors and, in this connection, has entered into that certain Amended and Restated Mortgage Warehouse Agreement with Seller, dated November 1, 2012 (as amended or modified, the “Warehouse Agreement”), regarding Bank’s discretionary purchase of Participation Interests in Mortgage Loans originated or acquired and held by Seller. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to such terms in the Warehouse Agreement.

B. In order to facilitate the interface between Bank and Seller with respect to the Bank’s discretionary purchase of Participation Interests in Mortgage Loans and certain other transactions contemplated by the Warehouse Agreement and to expedite Seller’s access to various data and information related thereto, Bank has purchased and/or licensed from third parties and enhanced and customized, and may hereafter continue to purchase and/or license from third parties and enhance and customize various web-based applications and/or software (collectively and as subsequently modified, the “Applications”) for use by mortgage originators, such as Seller, in connection with the day-to-day business relationship between Bank and Seller under the Warehouse Agreement.

C. Seller desires to acquire the License to utilize the Applications, and Bank is willing to provide the License on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises, recitals and the agreements contained in this Software Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Grant of License. Bank hereby grants Seller a non-exclusive, non-assignable license (the “License”) to utilize the Applications, as same may be modified, replaced, enhanced or upgraded by Bank from time to time. Seller acknowledges that Seller is not obtaining any proprietary or other interest in the Applications, and such Applications, together with all such enhancements and upgrades, including enhancements and upgrades developed in part by Seller, are and remain the sole property of Bank and/or Bank’s licensor. Seller disclaims any title to the Applications or rights thereunder or interest therein except as expressly set forth in this Software Agreement.

2. Termination. Nothing herein shall obligate Bank to perpetually license, maintain, service and/or support the Applications. Bank reserves the right to terminate this Software Agreement and the License and Seller’s access and use of the Applications at any time by providing written notice thereof to Seller. Without limiting the generality of the foregoing, this Software Agreement and the term of the License shall expire, and the rights of Seller to utilize the Applications, shall automatically terminate in the event the Warehouse Agreement is terminated for any reason or expressly in accordance with its terms. Bank’s right to terminate this License pursuant to this Section 2 shall be in addition to, and not in lieu of, each other right and remedy Bank may have under this Software Agreement, the Warehouse Agreement and/or applicable Law which shall include but not be limited to monetary damages and equitable relief.

Mortgage Warehouse Agreement: Exhibit I

3. Required Equipment and Software. Seller, at its sole cost and expense, shall be obligated to purchase, acquire, install, and maintain such computing systems and other hardware and equipment, software, and telecommunication lines, as may be necessary to interface with and effectively use the Applications.

4. Use of Applications to Facilitate Transactions. Bank may from time to time, in its sole discretion, modify its operating procedures under the Warehouse Agreement and/or this Software Agreement in order to utilize or take maximum advantage of operating efficiencies available through use of the Applications. Seller shall be required to use the Applications, as required by Bank from time to time, in connection with the purchase and sale of the Participation Interests and other transactions contemplated by the Warehouse Agreement. In this regard, and without limiting the foregoing, each requests by Seller for the purchase by Bank of a Participation Interest in a Mortgage Loan shall be transmitted via the Applications, and neither Bank nor Seller shall be required to issue a participation certificate or other Instrument to evidence Bank’s purchase of a Participation Interest in a particular Mortgage Loan.

4. No Ownership Interest; Use. It is agreed and understood that Seller shall not receive any ownership interest in the Applications as a result of this Software Agreement. Seller shall use the Applications solely in connection with its business relationship with Bank under the Warehouse Agreement and for no other purpose. Seller shall not modify, reproduce or reverse engineer in any form all or any part of the Applications without the prior written consent of Bank, which may be granted or withheld by Bank in its sole and absolute discretion. Seller acknowledges that the Applications represent and contain and/or allows access to proprietary confidential information and trade secrets and represent the intellectual property of Bank and/or any third party developer or licensor of the Applications, and Seller agrees, both during the term of this Software Agreement and at all times thereafter: (a) not to communicate, divulge or use the Applications other than in connection with its relationship with Bank under the Warehouse Agreement; (b) not to divulge or allow access to the Applications to or by any third party except Seller’s employees who must have access to it in connection with the discharge of their duties to Seller in connection with the Warehouse Agreement and then only if such employees are subject to such written confidentiality and nondisclosure covenants as Bank may deem appropriate; (c) to immediately notify Bank upon the occurrence of any unauthorized knowledge, possession, or use of the Applications or any part thereof or information made available thereby; (d) to immediately cease using the Applications upon termination of this Software Agreement; (e) not to sublicense or otherwise allow any other Person to use the Applications; (f) not to transfer or allow access to the Applications to any other Person; and (g) not to grant to any Person the right to do anything Seller may not do within this Software Agreement.

5. Warranties. SELLER UNDERSTANDS AND AGREES THAT THE APPLICATIONS ARE BEING LICENSED, DELIVERED AND MADE AVAILABLE “AS IS”, “WHERE IS”, “WITH ALL FAULTS”, AND WITH ANY AND ALL LATENT AND PATENT DEFECTS, WITHOUT ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY BY BANK, AND BANK HEREBY DISCLAIMS AND SELLER HEREBY WAIVES ANY AND ALL IMPLIED REPRESENTATIONS, WARRANTIES AND COVENANTS. EXCEPT AS EXPRESSLY STATED HEREIN, BANK HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A

Mortgage Warehouse Agreement: Exhibit I

PARTICULAR PURPOSE WITH RESPECT TO THE APPLICATIONS OR THEIR CONDITION, OR EXPENSES TO BE INCURRED WITH RESPECT THERETO, THE OBLIGATIONS, RESPONSIBILITIES OR LIABILITIES OF THE OWNER THEREOF AS TO APPLICATIONS OR ANY OTHER MATTER TO OR AFFECTING THE APPLICATIONS, AND BANK HEREBY DISCLAIMS AND RENOUNCES ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES.

ADDITIONALLY, BANK DISCLAIMS AND BY ITS ACCEPTANCE HEREOF, SELLER ACKNOWLEDGES THAT BANK HAS NOT WARRANTED, WHETHER EXPRESSLY OR BY IMPLICATION, THAT THE APPLICATIONS WILL SATISFY ANY PARTICULAR OPERATING STANDARDS OR LEVEL OF FUNCTIONALITY. SELLER IS SOLELY RESPONSIBLE FOR DETERMINING AND ACHIEVING SELLER’S DESIRED RESULTS FOR USE OF THE APPLICATIONS, FOR EVALUATING THE APPLICATION’S CAPABILITIES AND FOR SUCCESSFULLY OPERATING THE APPLICATIONS. IN NO EVENT SHALL BANK (OR ANY THIRD PARTY DEVELOPER OR LICENSOR OF THE APPLICATIONS) BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES SUFFERED BY SELLER, OR FOR LOST DATA OR LOST PROFITS TO SELLER OR ANY OTHER PERSON, WHETHER OR NOT DUE TO THE NEGLIGENCE OF BANK OR SUCH THIRD PARTY DEVELOPER OR LICENSOR, ARISING OUT OF THE USE OR INABILITY TO USE THE APPLICATIONS, EVEN IF BANK OR SUCH THIRD PARTY DEVELOPER OR LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR DEFECTS. THIS SECTION 5 SHALL SURVIVE EXPIRATION OR TERMINATION OF THIS SOFTWARE AGREEMENT AND OF THE WAREHOUSE AGREEMENT.

6. Indemnity. SELLER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PARTY, (A) DUE TO ANY BREACH BY SELLER OF ANY WARRANTY OR REPRESENTATION CONTAINED HEREIN, (B) ANY BREACH BY SELLER OF ANY COVENANT, TERM OR CONDITION OF THIS SOFTWARE AGREEMENT, AND/OR (C) INCURRED IN CONNECTION WITH THE APPLICATIONS LICENSED TO SELLER UNDER THIS SOFTWARE AGREEMENT, INCLUDING, WITHOUT LIMITATION, DUE TO THE UNAUTHORIZED ACCESS TO, USE OF, OR TAMPERING WITH, THE APPLICATIONS OR THE INFORMATION MADE AVAILABLE THEREBY. WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR TO ARISE OUT OF, THE NEGLIGENCE, WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY, OR STRICT LIABILITY OF SUCH INDEMNIFIED PARTY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO AN INDEMNIFIED PARTY TO THE EXTENT THAT THE SUBJECT OF THE RELEASE OR INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. IF AN INDEMNIFIED PARTY SUFFERS ANY LIABILITY, LOSS OR DAMAGE, OR IF ANY CLAIM, ACTION OR PROCEEDING SHALL BE ASSERTED OR BROUGHT AGAINST AN INDEMNIFIED PARTY BY REASON OF ANY SUCH ACT OR OMISSION OF SELLER, AS STATED ABOVE, SELLER SHALL, UPON DEMAND FROM THE INDEMNIFIED PARTY, OBTAIN, AT SELLER’S EXPENSE, REPRESENTATION BY LEGAL COUNSEL SATISFACTORY TO THE INDEMNIFIED PARTY TO DEFEND THE INDEMNIFIED PARTY AGAINST ANY SUCH ACTION AND/OR CLAIM AND SHALL PAY ALL COSTS INCURRED BY THE INDEMNIFIED PARTY IN SUCH DEFENSE. THIS SECTION 6 SHALL SURVIVE EXPIRATION OR TERMINATION OF THIS SOFTWARE AGREEMENT AND OF THE WAREHOUSE AGREEMENT.

Mortgage Warehouse Agreement: Exhibit I

7. Equitable Relief. Seller acknowledges that a remedy at law will be inadequate if Seller violates any provision of this Agreement. Seller consents to Bank obtaining from a court having jurisdiction an injunction, restraining order, specific performance or any other equitable relief against Seller to enforce any such provision. Bank’s right to obtain such equitable relief shall be in addition to, and not in lieu of, each other right and remedy they may have under this Software Agreement, the Warehouse Agreement, the Warehouse Documents or applicable law, which shall include, but not be limited to, monetary damages and equitable relief.

8. Seller’s Release and Assumption of Risks. Seller is fully aware of the inherent security risks of any software or web-based application and in particular, the risk that unauthorized third parties may through unauthorized use, “hacking”, “Trojan horses”, viruses or otherwise be able to access and manipulate the use of the Applications and the data made available thereby without Bank in any way being aware that the user is not Seller. Seller voluntarily assumes all such risks. Accordingly, as a condition precedent to the grant of this License, SELLER HEREBY RELEASES AND DISCHARGES EACH INDEMNIFIED PARTY AND ANY THIRD PARTY DEVELOPER OR LICENSOR OF THE APPLICATIONS FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, DUTIES, OBLIGATIONS, LOSSES OR LIABILITIES FOR ANY AND ALL INJURIES, CLAIMS, DEMANDS, DAMAGES, DUTIES, OBLIGATIONS, LOSSES OR LIABILITIES THAT SELLER OR ITS LICENSEES, INVITEES, EMPLOYEES, HEIRS, SUCCESSORS, ASSIGNS, REPRESENTATIVES, EXECUTORS, AGENTS, OR THEIR RESPECTIVE HEIRS, EXECUTORS, REPRESENTATIVES, SUCCESSORS, AGENTS, OR ASSIGNS (EACH A “RELEASING PARTY”) INCUR AND/OR SUFFER IN WHOLE OR IN PART DUE TO ANY AND ALL DEFECTS OF THE APPLICATIONS OR ANY UNAUTHORIZED PARTIES ACCESS THAT RESULTS IN THE DIVERSION, MISAPPROPRIATION OR USE OF THE INFORMATION MADE AVAILABLE THROUGH THE APPLICATIONS OR SELLER’S FUNDS AT BANK OR OTHERWISE. THE RELEASE AND DISCHARGE IN THIS PARAGRAPH WILL APPLY EVEN IF THE RELEASING PARTY’S INJURIES, CLAIMS, DEMANDS, DAMAGES, DUTIES, OBLIGATIONS, LOSSES OR LIABILITIES ARE CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, AND/OR STRICT LIABILITY OF AN INDEMNIFIED PARTY OR ANY THIRD PARTY DEVELOPER.

9. Notices. All notices, demands, or other communications under this Software Agreement shall be in writing and shall be delivered in accordance with the notice provisions contained in the Warehouse Agreement.

10. Governing Law. This Software Agreement shall be governed by and construed under the laws of the State of Texas. Venue for any proceeding hereunder shall be the venue set forth in the Warehouse Agreement.

11. Severability. If any term herein is declared to be void or unenforceable by a court of competent jurisdiction, such declaration shall have no effect on the other terms of this Software Agreement, which will remain in effect and fully enforceable, and any provision so declared unenforceable shall be construed by such court so as to be enforceable to the maximum extent permitted by law.

12. Assignment and Sublicense. Seller shall not assign, sublicense or otherwise transfer any of its rights under this Software Agreement without the prior written consent of Bank, which consent may be granted or withheld by Bank in its sole and absolute discretion.

Mortgage Warehouse Agreement: Exhibit I

13. Entire Agreement and Amendment. This Software Agreement embodies the entire agreement and understanding among the respective Parties and supersede all prior agreements and understandings (both written and oral) between the Parties relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties. No amendment to this Software Agreement shall be effective unless made in a writing duly executed by Bank and Seller and specifically referring to each provision of this Software Agreement being amended.

14. Waiver. No failure of Bank or Seller to exercise or delay in exercising any right or remedy under this Software Agreement shall constitute a waiver of such right or remedy. No waiver by Bank or Seller shall be effective unless made in a writing duly executed by Bank or Seller, whichever the case may be, and specifically referring to each such right or remedy being waived.

15. Time is of the Essence. Time is of the essence of each and every term of this Software Agreement.

16. Attorneys’ Fees. If any Party to this Software Agreement, or the successors or assigns of any Party, finds it necessary to take any action to interpret or enforce any provision hereof, or to secure specific performance or to collect damages of any kind for breach of this Software Agreement, the prevailing party or parties will be entitled to recover from the losing party or parties its or their reasonable court costs and expenses arising out of or incurred by reason of the action, including but not limited to reasonable attorneys’ fees.

17. Counterparts. This Software Agreement may be executed in electronic, facsimile or original counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

18. Headings. Section headings or titles used in this Software Agreement are for convenience or reference only and do not constitute a limitation on the content of any part of this Software Agreement.

19. Legal Counsel. This Software Agreement is a negotiated agreement and, in the event of any ambiguity herein, such ambiguity shall not be construed against either Party. The Parties acknowledge they have been represented by legal counsel in connection with the negotiation and execution of this Software Agreement or that they have had an opportunity to engage such counsel. The Parties further acknowledge they fully understand the meaning and intent of this Software Agreement and voluntarily execute this Software Agreement.

20. Incorporation by Reference. The terms of this Software Agreement are incorporated into the Warehouse Agreement, which continues in full force and effect. Any default by Seller under this Software Agreement shall be deemed an Event of Default under the Warehouse Agreement, thereby entitling Bank to exercise its rights and remedies thereunder.

21. Joint and Several Liability. The liability of all Persons obligated in any manner under this Software Agreement shall be joint and several. If more than one Person shall execute this Software Agreement as “Seller”, then the term “Seller” as used herein shall refer both to each such Person individually and to all such Persons collectively.

Mortgage Warehouse Agreement: Exhibit I

[Signature Page Follows]

Mortgage Warehouse Agreement: Exhibit I

EXECUTED by Seller to be effective as of the Effective Date.

SELLER:

REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION

By:
Name:	H. MARC HELM
Title:	CHIEF EXECUTIVE OFFICER

* * *

STATE OF	§
§
COUNTY OF	§

This document was acknowledged before me on the ____ day of __________________, 20___, by H. MARC HELM, CHIEF EXECUTIVE OFFICER of REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION, known to me to be the person who executed this document in the capacity and for the purposes therein stated.

Notary Public, State of

[NOTARY STAMP]

AGREED TO AND ACCEPTED BY BANK AT RICHARDSON,

COLLIN COUNTY, TEXAS, AS OF THE EFFECTIVE DATE:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:
Lisa Yowell, Vice President

Mortgage Warehouse Agreement: Exhibit I